                                                                     EXHIBIT 2.1


                             AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER

                           Dated as of July 22, 1997

                                  By and Among

                            OPPENHEIMER GROUP, INC.

                          OPPENHEIMER FINANCIAL CORP.

                              PIMCO ADVISORS L.P.

                          THOMSON ADVISORY GROUP INC.

                              PIMCO ADVISORS INC.

                              PAI TRANSITORY CORP.

                              THE INDEMNITY TRUST

                                THE SELLER TRUST

                               TABLE OF CONTENTS

RECITALS..............................................................................    1

ARTICLE I            DEFINITIONS......................................................    2

     Section 1.1     Definitions......................................................    2

ARTICLE II           THE MERGER.......................................................   14

     Section 2.1     The Merger.......................................................   14
     Section 2.2     Consideration to Be Delivered in the Merger......................   14
     Section 2.3     Alternative Merger...............................................   17
     Section 2.4     Consideration to Be Delivered in the Alternative Merger..........   17
     Section 2.5     Effect of Merger or Alternative Merger on Opgroup Shareholders...   18
     Section 2.6     Surrender of Certificates........................................   19
     Section 2.7     Optional Cash Election...........................................   20

ARTICLE III          CLOSING..........................................................   20

     Section 3.1     Closing..........................................................   20
     Section 3.2     Delayed Closing..................................................   20

ARTICLE IV           REPRESENTATIONS AND WARRANTIES OF OPGROUP AND THE TRUSTS.........   21

     Representations and Warranties of Opgroup........................................   21

     Section 4.1     Organization and Related Matters.................................   21
     Section 4.2     Authority; No Violation..........................................   21
     Section 4.3     Consents and Approvals...........................................   22
     Section 4.4     Regulatory Documents.............................................   22
     Section 4.5     Capitalization...................................................   23
     Section 4.6     Financial Statements.............................................   24
     Section 4.7     Ineligible Persons...............................................   25
     Section 4.8     Material Contracts...............................................   25
     Section 4.9     Legal Proceedings................................................   26
     Section 4.10    Permits and Applicable Law.......................................   26
     Section 4.11    Insurance........................................................   27
     Section 4.12    Labor and Employment Matters.....................................   27
     Section 4.13    Employee Benefit Plans; ERISA....................................   27
     Section 4.14    Intellectual Property............................................   28
     Section 4.15    Taxes............................................................   28

     Section 4.16   Investment Companies, Managed Account Clients, Distributors, Etc.   30
     Section 4.17   No Material Adverse Effect.......................................   31
     Section 4.18   Bringdown........................................................   31
     Section 4.19   Brokers..........................................................   32
     Section 4.20   Additional Fund Representations..................................   32
     Section 4.21   Regarding Equities...............................................   32

     Representations and Warranties of the Indemnity Trust...........................   32

     Section 4.22   Organization and Related Matters.................................   32
     Section 4.23   Authority; No Violation..........................................   32
     Section 4.24   Consents and Approvals...........................................   33

     Representations and Warranties of the Seller Trust..............................   33

     Section 4.25   Organization and Related Matters.................................   33
     Section 4.26   Authority; No Violation..........................................   34
     Section 4.27   Consents and Approvals...........................................   34

ARTICLE V           REPRESENTATIONS AND WARRANTIES OF TAG AND PAI....................   35

     Representations and Warranties of TAG...........................................   35

     Section 5.1    Organization and Related Matters.................................   35
     Section 5.2    Authority; No Violation..........................................   35
     Section 5.3    Consents and Approvals...........................................   36
     Section 5.4    Regulatory Documents.............................................   36
     Section 5.5    Capitalization...................................................   36
     Section 5.6    Financial Statements.............................................   37
     Section 5.7    Material Contracts...............................................   37
     Section 5.8    Brokers..........................................................   38
     Section 5.9    Legal Proceedings................................................   38
     Section 5.10   Permits and Applicable Law.......................................   38
     Section 5.11   Insurance........................................................   39
     Section 5.12   Intellectual Property............................................   39
     Section 5.13   Taxes............................................................   39
     Section 5.14   Section 15 of the Investment Company Act.........................   40
     Section 5.15   No Material Adverse Effect.......................................   40
     Section 5.16   Bringdown........................................................   42

     Representations and Warranties of PAI...........................................   42

     Section 5.17   Organization and Related Matters.................................   42


     Section 5.18   Authority; No Violation..........................................   42
     Section 5.19   Consents and Approvals...........................................   43
     Section 5.20   Capitalization...................................................   43
     Section 5.21   Financial Condition and Subsidiaries.............................   44

ARTICLE VI          REPRESENTATIONS AND WARRANTIES OF PIMCO ADVISORS.................   45

     Section 6.1    Organization.....................................................   45
     Section 6.2    Authority; No Violation..........................................   45
     Section 6.3    Consents and Approvals...........................................   46
     Section 6.4    Regulatory Documents.............................................   46
     Section 6.5    Capitalization...................................................   46
     Section 6.6    Financial Statements.............................................   47
     Section 6.7    Ineligible Persons...............................................   47
     Section 6.8    Material Contracts...............................................   48
     Section 6.9    No Broker........................................................   48
     Section 6.10   Legal Proceedings................................................   48
     Section 6.11   Permits and Applicable Law.......................................   49
     Section 6.12   Insurance........................................................   49
     Section 6.13   Labor and Employment Matters.....................................   49
     Section 6.14   Employment Benefit Plans; ERISA..................................   50
     Section 6.15   Intellectual Property............................................   51
     Section 6.16   Taxes............................................................   51
     Section 6.17   Investment Companies, Managed Account Clients, Distributors, Etc.   51
     Section 6.18   Section 15 of the Investment Company Act.........................   53
     Section 6.19   No Material Adverse Effect.......................................   53

ARTICLE VII         COVENANTS........................................................   53

     Section 7.1    Conduct of Business..............................................   53
     Section 7.2    Section 15 of the Investment Company Act--Opgroup and Opfin......   56
     Section 7.3    Section 15 of the Investment Company Act; TAG
                     and PIMCO Advisors..............................................   56
     Section 7.4    Non-Investment Company Advisory Agreement Consents...............   57
     Section 7.5    Insurance........................................................   58
     Section 7.6    Further Assurances...............................................   58
     Section 7.7    Efforts of Parties to Close......................................   58
     Section 7.8    Announcements....................................................   59
     Section 7.9    Access, Certain Communications...................................   59
     Section 7.10   Regulatory Matters; Third Party Consents.........................   60
     Section 7.11   Notification of Certain Matters..................................   61
     Section 7.12   Expenses.........................................................   62

     Section 7.13   Omitted..........................................................   62
     Section 7.14   Omitted..........................................................   62
     Section 7.15   Admission of PA Holdings as a General Partner of PIMCO Advisors..   62
     Section 7.16   Closing Date Balance Sheets......................................   62
     Section 7.17   Brokers..........................................................   63
     Section 7.18   Omitted..........................................................   64
     Section 7.19   The CIBC Agreement...............................................   64
     Section 7.20   Omitted..........................................................   64
     Section 7.21   Execution of Certain Documents...................................   64
     Section 7.22   Adoption of Plans of Liquidation.................................   65

ARTICLE VIII        CONDITIONS TO CLOSING............................................   65

     Section 8.1    Conditions to TAG's and PAI's Obligations........................   65
     Section 8.2    Conditions to Opgroup's and Opfin's Obligations..................   67
     Section 8.3    Mutual Conditions................................................   68

ARTICLE IX          ACTIONS SUBSEQUENT TO THE MERGER.................................   70

     Section 9.1    Formation of New PIMCO Advisors Investment
                     Management Subsidiary...........................................   70
     Section 9.2    Incorporation Restructuring......................................   70
     Section 9.3    Additional Fund Related Covenants................................   70
     Section 9.4    Omitted..........................................................   70
     Section 9.5    Omitted..........................................................   70

ARTICLE X           INDEMNIFICATION..................................................   71

     Section 10.1   Indemnification by PIMCO Advisors and the Surviving Corporation..   71
     Section 10.2   Indemnification by Opgroup, Opfin and the Indemnity Trust........   71
     Section 10.3   Monetary Limitation..............................................   72
     Section 10.4   Nature and Survival; Time Limits.................................   73
     Section 10.5   Limitation on Remedies...........................................   73
     Section 10.6   General Provisions...............................................   73

ARTICLE XI          TERMINATION AND SURVIVAL.........................................   75

     Section 11.1   Termination......................................................   75
     Section 11.2   Survival After Termination.......................................   76
     Section 11.3   Termination Fee..................................................   77


ARTICLE XII         MISCELLANEOUS...................................................   77

     Section 12.1   Limitation on Liability.........................................   77
     Section 12.2   No Right of Set Off.............................................   78
     Section 12.3   Amendments; Waiver..............................................   78
     Section 12.4   Entire Agreement................................................   78
     Section 12.5   Interpretation..................................................   78
     Section 12.6   Severability....................................................   78
     Section 12.7   Notices.........................................................   79
     Section 12.8   Binding Effect; No Third Party Beneficiaries; No Assignment.....   80
     Section 12.9   Counterparts....................................................   81
     Section 12.10  Governing Law...................................................   81
     Section 12.11  Waiver of Jury Trial and Punitive Damages.......................   81

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

          AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of July 22, 1997, by and among Oppenheimer Group, Inc., a Delaware corporation ("Opgroup"), Oppenheimer Financial Corp., a Delaware corporation ("Opfin"), PIMCO Advisors L.P., a Delaware limited partnership ("PIMCO Advisors"), Thomson Advisory Group Inc., a Delaware corporation ("TAG"), PIMCO Advisors Inc., a Delaware corporation ("PAI"), PAI Transitory Corp., a Delaware corporation ("PAIT"), the Indemnity Trust, under Declaration of Trust dated July 22, 1997 (the "Indemnity Trust") and the Seller Trust, under Declaration of Trust dated July 22, 1997.

                                     RECITALS

          WHEREAS, on February 13, 1997, Opgroup, Opfin, PIMCO Advisors and TAG entered into an Agreement and Plan of Merger and, on June 3, 1997 and June 30, 1997, such parties entered into Amendment No. 1 and Amendment No. 2, respectively, to such Agreement and Plan of Merger (as so amended, the "Original Agreement");

          WHEREAS, on July 22, 1997, CIBC Wood Gundy Securities Corp. ("CIBC"), Opgroup, and Oppenheimer Equities, Inc. ("Equities") entered into that certain Stock Acquisition Agreement (the "CIBC Agreement") pursuant to which, among other things, Equities agreed to sell to CIBC (the "CIBC Transaction") all of the capital stock of Oppenheimer Holdings, Inc., a Delaware corporation ("Holdings");

          WHEREAS, the parties hereto desire to amend the terms of the Original Agreement to reflect changes relating to the CIBC Agreement, as well as to make certain other changes, and to restate the Original Agreement in its entirety;

          WHEREAS, PAI and PAIT wish to join in this Agreement as parties; and

          WHEREAS, the Indemnity Trust and the Seller Trust wish to join in this Agreement as parties;

          NOW THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound hereby, the parties hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

  Section 1.1  Definitions.
               -----------

          For all purposes of this Agreement, the following terms shall have the respective meanings set forth in this Section 1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

          "Accounting Firm" has the meaning set forth in Section 7.16(a).

          "Advantage Advisers" shall mean Advantage Advisers, Inc., a Delaware corporation.

          "Advantage Advisers Balance Sheets" has the meaning set forth in
Section 4.6(b).

          "Advisers Act" shall mean the Investment Advisers Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

          "Advisory Agreement" shall mean any agreement with respect to the provision of investment advisory services as provided in the Advisers Act.

          "Affiliate" shall mean any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

          "Agreement" shall mean this Amended and Restated Agreement and Plan of Merger, as it may hereafter be amended.

          "Alternative Merger" has the meaning set forth in Section 2.3(a).

          "Applicable Law" with respect to a Person, shall mean any domestic or foreign federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, guideline or other requirement applicable to such Person or any of its Affiliates, or to its or their properties or assets.

          "Available Cash" shall mean an amount in cash estimated in good faith to be equal at the close of business on the Business Day next preceding the Closing Date to the lesser of (i) cash on hand of Opgroup, Opfin and New Fund Advisors, or (ii) net current assets of Opgroup, Opfin and New Fund Advisors on a combined basis, or (iii) net assets of Opgroup, Opfin and New Fund Advisors on a combined basis, in each case without consolidation of any Excluded Affiliate, Opcap LP, Opcap or any of their Subsidiaries, without attribution of any value to the Interests, stock of the Excluded Affiliates, rights to receive the Buyer Adjustment Payment or amounts released from the Tax Payment Account or the Holdback Amount, or the management contracts for the New Fund Advisors Funds, and without taking into account principal of the Opgroup Equities Note.

          "Brokerage Business" shall mean the businesses, including without limitation the securities, brokerage, investment banking and asset management businesses, conducted by Holdings and its controlled Affiliates, but excluding the New Fund Advisors Business.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in the State of New York are permitted or required to be closed for regular banking business.

          "Buyer Adjustment Payment" shall have the meaning set forth in the CIBC Agreement.

          "CIBC" has the meaning set forth in the Recitals to this Agreement.

          "CIBC Agreement" has the meaning set forth in the Recitals to this Agreement.

          "CIBC Transaction" has the meaning set forth in the Recitals to this Agreement.

          "Class A Units" shall mean the Class A units of limited partner interest of PIMCO Advisors.

          "Class B Units" shall mean the Class B units of limited partner interest of PIMCO Advisors.

          "Closing" has the meaning set forth in Section 3.1.

          "Closing Date" has the meaning set forth in Section 3.1.

          "Closing Date Balance Sheets" has the meaning set forth in Section 7.16(a).

          "Closing Valuation Date" shall mean the date four calendar days prior to the Closing Date unless such date is not a Business Day, in which event such date shall be the Business Day next preceding the fourth preceding calendar day.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute.

          "Combined Balance Sheet" has the meaning set forth in Section 7.16(a).

          "Consenting Share" shall mean a share of Opgroup Class A Common Stock or Opgroup Class B Common Stock, other than an Opco Share, held by an Opgroup Shareholder which consents to the transactions contemplated by the CIBC Agreement and this Agreement with respect to such share.

          "Contribution Agreement" has the meaning set forth in Section 7.21(a).

          "Current Market Price" has the meaning set forth in the Amended and Restated Certificate of the Surviving Corporation.

          "D&O Insurance" has the meaning set forth in Section 7.5(b).

          "DGCL" has the meaning set forth in Section 2.1.

          "Delayed Closing Date" has the meaning set forth in Section 3.2.

          "Effective Time" shall mean the time at which the certificate of merger of the Merger or the Alternative Merger, as applicable, is duly filed with the Secretary of State of the State of Delaware (or such other time as may be specified in such certificate of merger).

          "Encumbrance" shall mean any lien, pledge, security interest, claim, charge, easement, limitation, commitment, encroachment, restriction or encumbrance of any kind or nature whatsoever.

          "Equities" has the meaning set forth in the Recitals to this Agreement.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations and class exemptions of the Department of Labor thereunder.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

          "Excluded Affiliates" has the meaning set forth in CIBC Agreement.

          "GAAP" shall mean generally accepted accounting principles as used in the United States of America, as in effect at the time any applicable financial statements were prepared.

          "Governmental Authority" shall mean any government (domestic or foreign), any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, the SEC, the Commodity Futures Trading Commission or any other government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any governmental or non-governmental self-regulatory organization, agency or authority (including the New York Stock Exchange and the National Association of Securities Dealers, Inc.).

          "GP Unit" has the meaning set forth in Section 6.5.

          "Holdback Amount" shall have the meaning set forth in the CIBC Agreement.

          "Holdings" has the meaning set forth in the Recitals to this Agreement.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "Identified Funds" shall mean, collectively: (i) the New Fund Advisors Funds, (ii) OCC Cash Reserves, Inc. and (iii) OCC Accumulation Trust.

          "Incorporation Restructuring" has the meaning set forth in Section
9.2.

          "Indemnified Claim" has the meaning set forth in Section 10.6(a).

          "Indemnified Party" has the meaning set forth in Section 10.6(a).

          "Indemnifying Party" has the meaning set forth in Section 10.6(a).

          "Indemnity Declaration" has the meaning set forth in Section 4.23(a).

          "Indemnity Trust" has the meaning set forth in the first paragraph of this Agreement.

          "Indemnity Trustees" shall mean the managing trustees from time to time under the Indemnity Trust.

          "Independent Director" has the meaning set forth in Section 7.2(b).

          "Interests" shall mean each of the general partner interests in Opcap LP, Opcap, Opcap Advisors, OCC Distributors and 225 Liberty Street Advisers, L.P. owned by Opfin.

           "Investment Company" shall have the meaning provided in the Investment Company Act.

          "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

          "IRS" shall mean the Internal Revenue Service.

          "Keepwell Agreement" has the meaning set forth in Section 7.21(c).

          "License Agreement" shall mean that certain License Agreement dated as of July 22, 1997 between Holdings and Opcap.

          "Losses" has the meaning set forth in Section 10.6(g).

          "Maximum Premium" has the meaning set forth in Section 7.5(b).

          "Merger" has the meaning set forth in Section 2.1.

          "Money Management Business" shall mean the (i) the business operated by Opcap LP, Opcap and their respective Subsidiaries, (ii) the business operated by Opfin, but only to the extent of its acting as general partner of Opcap, Opcap LP, Opcap Advisors, OCC Distributors and 225 Liberty Street Advisers, L.P. and (iii) the New Fund Advisors Business.

          "New Convertible Preferred Stock" has the meaning set forth in Section 2.6(c).

          "New Fund Advisors" has the meaning set forth in Annex A.

          "New Fund Advisors Business" shall mean the business of sponsoring, managing and advising for compensation the New Fund Advisors Funds.

          "New Fund Advisors Funds" shall mean the funds set forth on Schedule 1.1(a).

          "Objections" has the meaning set forth in Section 7.16(b).

          "OCC Distributors" shall mean OCC Distributors, a Delaware general partnership (formerly Quest For Value Distributors).

          "Offshore Investment Company" shall mean an Investment Company organized under the laws of a jurisdiction other than the United States or any political subdivision thereof.

          "OFI" shall mean Oppenheimer Funds, Inc. (formerly Oppenheimer Management Corporation).

          "Opcap" shall mean Oppenheimer Capital, a Delaware general partnership.

          "Opcap Advisors" shall mean Opcap Advisors, a Delaware general partnership.

          "Opcap Balance Sheets" has the meaning set forth in Section 4.6(a).

          "Opcap Interest" shall mean the partnership interest in Opcap owned by Opfin.

          "Opcap LP" shall mean Oppenheimer Capital, L.P., a Delaware limited partnership.

          "Opcap LP Interest" shall mean the partnership interest in Opcap LP owned by Opfin.

          "Opcap LP Portion" has the meaning set forth in Section 2.2(d).

          "Opcap Run Rate Revenues" at a particular date shall mean revenues calculated by multiplying the assets under management of Opcap and each of its subsidiaries at such date by the applicable management fee rates (reflective of any discounts and excluding any performance fees) then in effect for such assets. For purposes of calculating any decline in Opcap Run-Rate Revenues, the first $3 million of any such decline attributable to the termination and sale of the Dual Purpose Fund shall be disregarded.

          "Opcap Portion" has the meaning set forth in Section 2.2(d).

          "Opco" shall mean Oppenheimer & Co., Inc., a Delaware corporation.

           "Opco LP" shall mean Oppenheimer & Co., L.P., a Delaware limited partnership.

          "Opco Share" shall mean one of the 470,000 shares of Opgroup Class A Common Stock or 175,522 shares of Opgroup Class B Common Stock held of record and beneficially by Opco LP and not reserved for unexercised warrants.

          "Opfin" has the meaning set forth in the first paragraph of this Agreement.

          "Opgroup" has the meaning set forth in the first paragraph of this Agreement.

          "Opgroup Benefit Plan" has the meaning set forth in Section 4.13(a).

          "Opgroup Business" shall mean the business conducted by Opgroup and its Subsidiaries prior to the Effective Time.

          "Opgroup Class A Common Stock" has the meaning set forth in Section 2.2(d).

          "Opgroup Class B Common Stock" has the meaning set forth in Section 2.2(d).

          "Opgroup Common Stock" shall mean Opgroup Class A Common Stock and Opgroup Class B Common Stock.

          "Opgroup Consolidated Group" shall mean the affiliated group of corporations, within the meaning of Section 1504(a) of the Code, of which Opgroup was the common parent before the Effective Time.

          "Opgroup Distribution Contract" has the meaning set forth in Section 4.16(g).

          "Opgroup Equities Note" shall mean the 10% note due 2012, in the principal amount of $32,193,000, issued by Equities to Opcap LP.

          "Opgroup Indemnitees" has the meaning set forth in Section 10.1(a).

          "Opgroup Intellectual Property" has the meaning set forth in Section 4.14.

          "Opgroup Investment Company Client" shall mean any Opgroup Public Investment Company Client, Opgroup Private Investment Company Client or Opgroup Offshore Investment Company Client.

          "Opgroup's Knowledge" or "to the Knowledge of Opgroup" shall mean only the knowledge after due inquiry of Roger W. Einiger, Nathan Gantcher, Stephen Robert, Joseph M. La Motta, George Long, Kenneth Mortensen, Sheldon Siegel and Thomas Duggan.

          "Opgroup Managed Account Client" shall mean any Person, other than an Investment Company, for or in respect of which any Opgroup Subsidiary provides investment advisory or similar services (including, without limitation, investment sub-advisory services).

          "Opgroup Material Adverse Effect" shall mean any matter or matters affecting Opgroup or any Opgroup Subsidiary that has or reasonably could be expected to have a material adverse effect on the business, assets, financial condition or results of operations of Opgroup (after taking into account the Opgroup Restructuring) and the Opgroup Subsidiaries, taken as a whole, or on the ability of Opgroup to complete the Closing; provided, however, that a claim or action by OFI arising under that certain Agreement Not to Compete dated as of November 22, 1995 or that certain License Agreement dated November 25, 1995 shall not be considered an Opgroup Material Adverse Effect; and provided further, that a decline in Opcap Run-Rate Revenues for any reason between February 13, 1997 and the Closing Valuation Date of less than or equal to 20% shall not be considered in determining whether there has been an Opgroup Material Adverse Effect (it being agreed that this exclusion shall not be considered in any determination of whether any event or events other than a decline in Opcap Run-Rate Revenues (or a related market downturn) constitutes an Opgroup Material Adverse Effect).

          "Opgroup Material Contract" has the meaning set forth in Section 4.8.

          "Opgroup Offshore Investment Company Client" shall mean each Offshore Investment Company for or in respect of which any Opgroup Subsidiary provides investment advisory or similar services (including, without limitation, sub-investment advisory services).

          "Opgroup Private Investment Company Client" shall mean each Private Investment Company for or in respect of which any Opgroup Subsidiary provides investment advisory or similar services (including, without limitation, sub-investment advisory services).

          "Opgroup Public Investment Company Client" shall mean each Public Investment Company for or in respect of which any Opgroup Subsidiary provides investment advisory or similar services (including, without limitation, sub-investment advisory services); provided, that for purposes of Sections 7.2(a) and 7.3, the Persons listed on Schedule 1.1(b) shall be deemed not to be Opgroup Public Investment Company Clients; and provided, further,that for all purposes of this Agreement, none of the persons listed on Schedule 1.1(c) shall be deemed to be an Opgroup Public Investment Company Client.

          "Opgroup Restructuring" shall mean that series of transactions described in Annex A.

          "Opgroup Shareholders" shall mean the holders of Opgroup Common Stock immediately prior to the Effective Time.

          "Opgroup Subgroup" shall mean Opgroup, Opfin, Equities and New Fund Advisors.

          "Opgroup Subsidiary" shall mean each of Opfin, Equities, Advantage Advisers (but only with respect to the New Fund Advisors Business prior to the Closing Date), New Fund Advisors, Opcap LP, Opcap, Opcap Advisors, OCC Distributors, Oppenheimer Capital Limited, Oppenheimer Capital Trust Company, 225 Liberty Street Advisers, L.P., Oppenheimer Capital Luxembourg Funds, Paragon Management Group, OCC Partners, L.P., Oppenheimer Capital Equity Partners, L.P. and Bank Street Partners, L.P.

          "Original Agreement" has the meaning set forth in the Recitals to this Agreement.

          "PA Holdings" shall mean Opgroup as renamed by the amendment and restatement of its certificate of incorporation pursuant to Section 2.1.

          "PA Holdings Common Stock" has the meaning set forth in Section
2.2(a).

          "PA Holdings Series A Preferred Stock" has the meaning set forth in
Section 2.2(b).

          "PA Holdings Series B Preferred Stock" has the meaning set forth in
Section 2.2(c).

          "PA Holdings Series C Convertible Preferred Stock" has the meaning set forth in Section 2.2(d).

          "PAI" has the meaning set forth in the first paragraph of this Agreement.

          "PAI Class A Common Stock" has the meaning set forth in Section
5.20(a).


          "PAI Class B Common Stock" has the meaning set forth in Section
5.20(a).

          "PAI Series A Convertible Preferred Stock" has the meaning set forth in Section 5.20(a).

          "PAI Holdings" shall mean Opgroup as renamed by the amendment and restatement of its certificate of incorporation pursuant to Section 2.3(a).

          "PAIT" has the meaning set forth in the first paragraph of this Agreement.

          "PAIT Common Stock" has the meaning set forth in Section 5.21(b).

          "Permits" shall mean licenses, franchises, permits, registrations and authorizations of any Governmental Authority.

          "Person" shall mean any individual, corporation, partnership (limited or general), limited liability company, joint venture, association, trust or other entity.

          "PIMCO Advisors" has the meaning set forth in the first paragraph of this Agreement.

          "PIMCO Advisors Balance Sheets" has the meaning set forth in Section 6.6.

          "PIMCO Advisors Benefit Plan" has the meaning set forth in Section 6.14(a).

          "PIMCO Advisors Distribution Contract" has the meaning set forth in
Section 6.17(g).

          "PIMCO Advisors Investment Company Client" shall mean any PIMCO Advisors Public Investment Company Client, PIMCO Advisors Private Investment Company Client or PIMCO Advisors Offshore Investment Company Client.

          "PIMCO Advisors' Knowledge" or "to the Knowledge of PIMCO Advisors" shall mean only the knowledge after due inquiry of William Cvengros, William Thompson, Robert Fitzgerald, Kenneth Poovey and Richard Weil.

          "PIMCO Advisors Managed Account Client" shall mean any Person, other than an Investment Company, for or in respect of which PIMCO Advisors and any PIMCO Advisors Subsidiary provides investment advisory or similar services (including, without limitation, sub-investment advisory services).

          "PIMCO Advisors Material Adverse Effect" shall mean any matter or matters affecting TAG, PAI, PIMCO Advisors or any PIMCO Advisors Subsidiary that has or have or could reasonably be expected to have a material adverse effect on the business, assets, financial condition or results of operations of TAG, PAI, PIMCO Advisors and PIMCO Advisors' investment management partnerships taken as a whole or on the ability of TAG or PAI, as applicable, to complete the Closing.

          "PIMCO Advisors Material Client" has the meaning set forth in Section 6.17(a).

          "PIMCO Advisors Material Contract" has the meaning set forth in
Section 6.8.

          "PIMCO Advisors Offshore Investment Company Client" shall mean each Offshore Investment Company for or in respect of which PIMCO Advisors or any PIMCO

Advisors Subsidiary provides investment advisory or similar services (including, without limitation, sub-investment advisory services).

          "PIMCO Advisors Private Investment Company Client" shall mean each Private Investment Company for, or in respect of which, PIMCO Advisors or any PIMCO Advisors Subsidiary provides investment advisory or similar services (including, without limitation, sub-investment advisory services).

          "PIMCO Advisors Public Investment Company Client" shall mean each Public Investment Company for or in respect of which PIMCO Advisors or any PIMCO Advisors Subsidiary provides investment advisory or similar services (including, without limitation, sub-investment advisory services).

          "PIMCO Advisors Purchase Agreement" has the meaning set forth in
Section 7.21(d).

          "PIMCO Advisors Subsidiary" shall mean each of Pacific Investment Management Company, Parametric Portfolio Associates, Cadence Capital Management, NFJ Investment Group, Blairlogie Capital Management, Columbus Circle Investors and PIMCO Funds Distribution Company.

          "PIMCO Indemnitees" has the meaning set forth in Section 10.2(a).

          "PIMCO Partners" shall mean PIMCO Partners, G.P., a California general partnership.

          "Present Value Benefit" shall mean the present value (based on a discount rate equal to the short-term applicable federal rate as determined under Section 1274(d) of the Code at the time of determination, and assuming that the Indemnified Party will be liable for Taxes at all relevant times at the maximum marginal rates) of any income tax benefit; provided, however, that the tax rates applicable to a partnership shall be deemed to be those applicable to a Subchapter C corporation.

          "Private Investment Company" shall mean an Investment Company, other than an Offshore Investment Company, that would be an investment company, as defined in the Investment Company Act, but for the exception contained in
Section 3(c)(1) or Section 3(c)(7) of that Act.

          "Public Investment Company" shall mean an Investment Company, other than a Private Investment Company or an Offshore Investment Company.

          "Registration Rights Agreement" has the meaning set forth in Section 7.21(b).

          "Regulatory Documents" shall mean all (i) Forms ADV (and amendments thereto), (ii) Forms BD (and amendments thereto), (iii) forms filed under the Exchange Act

(other than Forms 3, 4, and 5 or Schedules 13D, 13F or 13G) and (iv), with respect to an Opgroup Public Investment Company Client, Registration Statements on Form N-1A under the Investment Company Act.

          "Related Agreement" shall mean any agreement delivered hereunder or contemplated hereby, including but not limited to the Contribution Agreement, the Irrevocable Proxy dated July 22, 1997 given by the Indemnity Trust to Kenneth M. Poovey and Richard M. Weil, the Irrevocable Proxy dated July 22, 1997 given by Opco LP to Kenneth M. Poovey and Richard M. Weil, the Keepwell Agreement, the License Agreement, the PIMCO Advisors Purchase Agreement, the Registration Rights Agreement, the Release and Indemnity Agreement, the Tax Indemnity Agreement, the Transition Agreement, and the Surviving Corporation Purchase Agreement.

          "Release and Indemnity Agreement" shall mean the Release and Indemnity Agreement dated July 22, 1997 between Opgroup, CIBC, TAG and PIMCO Advisors.

          "Relevant Entities" has the meaning set forth in Section 7.3.

          "SBAM Funds" has the meaning set forth in Section 7.2(b).

          "SEC" shall mean the Securities and Exchange Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

          "Securities Laws" shall mean the Securities Act, the Exchange Act; the Investment Company Act, the Advisers Act, the Commodity Exchange Act and the rules under such Acts, and state securities and commodities laws; and, with respect to the issuance of interests of any Offshore Investment Company, the securities laws of any jurisdiction in which interests of such company are offered or sold.

          "Seller Declaration" has the meaning set forth in Section 4.26(a).

          "Seller Trust" has the meaning set forth in the first paragraph of this Agreement.

          "Seller Trustees" shall mean the managing trustees from time to time under the Seller Trust.

          "Straddle Quarter" has the meaning set forth in Section 2.2(d).

          "Stand-Alone Balance Sheets" has the meaning set forth in Section 7.16(a).

          "Subsidiary" has the meaning set forth in Regulation S-X promulgated under the Securities Act.

          "Surviving Corporation" shall mean, in the case of the Merger, PA Holdings, or in the case of the Alternative Merger, PAI.

          "Surviving Corporation Purchase Agreement" has the meaning set forth in Section 7.21(e).

          "TAG" has the meaning set forth in the first paragraph of this Agreement.

          "TAG Balance Sheets" has the meaning set forth in Section 5.6.

          "TAG Common Stock" has the meaning set forth in Section 2.2(a).

          "TAG's Knowledge" or "to the Knowledge of TAG" shall mean only the knowledge after due inquiry of Donald Miller, Khanh Tran, William Cvengros, William Thompson, Robert Fitzgerald, Kenneth Poovey and Richard Weil.

          "TAG Material Contract" has the meaning set forth in Section 5.7.

          "TAG Series A Preferred Stock" has the meaning set forth in Section 2.2(b).

          "TAG Series B Preferred Stock" has the meaning set forth in Section 2.2(c).

          "Tax" or "Taxes" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, gains, ad valorem, value added, transfer, franchise, profits, inventory, goods and services, capital stock, license, withholding, payroll, employment, social security, unemployment, disability, excise, severance, stamp, documentary stamp, occupation, property, mortgage recording and estimated taxes, together with any interest, penalties, or additions thereto imposed by any governmental taxing authority (domestic or foreign).

          "Tax Indemnity Agreement" shall mean the Tax Indemnity Agreement dated July 22, 1997 between Opgroup, CIBC, TAG and PIMCO Advisors.

          "Tax Payment Account" shall have the meaning set forth in the CIBC Agreement.

          "Tax Return" shall mean any return, report, information statement, schedule or other document (including any related or supporting information) with respect to Taxes required to be provided to any Governmental Authority, and any amendments thereof.

          "Taxable Year" shall mean, with respect to any Tax of any taxpayer, the period, for applicable federal, state, local or foreign Tax purposes, for which such Tax is computed.

          "Transition Agreement" shall mean that certain Transition Agreement dated as of July 22, 1997 between CIBC, Opco and PIMCO Advisors.

          "Trusts" shall mean the Indemnity Trust and the Seller Trust.

          "Trustees" shall mean the Indemnity Trustees and the Seller Trustees.

          "Unconsolidated Subsidiary," with respect to any Person, shall mean any other Person which is (i) a controlled Affiliate of such Person and (ii) which is not included in the affiliated group of which such Person is a member within the meaning of Section 1504(a) of the Code.

          "Value Advisors" has the meaning set forth in Section 9.1.



                                   ARTICLE II

                                   THE MERGER

      Section 2.1   The Merger.
                    ----------

          If the Incorporation Restructuring is not effected on or before the Closing, then subject to the terms and conditions of this Agreement, at the Effective Time, (i) the certificate of incorporation of Opgroup shall be amended and restated in the form of the Amended and Restated Certificate of Incorporation of PA Holdings Corp. attached as Annex B, and (ii) TAG shall be merged with and into PA Holdings (formerly Opgroup) in accordance with this Agreement (the "Merger") and the separate corporate existence of TAG shall thereupon cease. PA Holdings shall be the surviving corporation in the Merger. The Merger shall have the effects specified in the Delaware General Corporation Law (the "DGCL").

      Section 2.2   Consideration to Be Delivered in the Merger.
                    -------------------------------------------

          (a) At the Effective Time, each share of Common Stock, $.01 par value, of TAG (the "TAG Common Stock") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into 4,434.540326 shares of Common Stock, $.01 par value, of PA Holdings (the "PA Holdings Common Stock"), all shares of TAG Common Stock shall cease to be outstanding and shall be canceled and retired and cease to exist, and each holder of shares of TAG Common Stock shall thereafter cease to have any rights with respect to such shares, except the right to receive, without interest, shares of PA Holdings Common Stock in accordance with this Section 2.2(a) upon surrender to PA Holdings of a certificate which represented shares of TAG Common Stock immediately prior to the Effective Time.

          (b) At the Effective Time, each share of Series A Preferred Stock, $.01 par value, of TAG ("TAG Series A Preferred Stock") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of Series A Preferred Stock, $.01 par value, of PA Holdings ("PA Holdings Series A Preferred Stock"), all shares of TAG Series A Preferred Stock shall cease to be outstanding and shall be canceled and retired and cease to exist, and each holder of shares of TAG Series A Preferred Stock shall thereafter cease to have any rights with respect to such shares, except the right to receive, without interest, shares of PA Holdings Series A

Preferred Stock in accordance with this Section 2.2(b), upon surrender to PA Holdings of a certificate which represented shares of TAG Series A Preferred Stock immediately prior to the Effective Time.

          (c) At the Effective Time, each share of Series B Preferred Stock, $.01 par value, of TAG ("TAG Series B Preferred Stock") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of Series B Preferred Stock, $.01 par value, of PA Holdings ("PA Holdings Series B Preferred Stock"), all shares of TAG Series B Preferred Stock shall cease to be outstanding and shall be canceled and retired and cease to exist, and each holder of shares of TAG Series B Preferred Stock shall thereafter cease to have any rights with respect to such shares, except the right to receive, without interest, shares of PA Holdings Series B Preferred Stock in accordance with this Section 2.2(c), upon surrender to PA Holdings of a certificate which represented shares of TAG Series B Preferred Stock immediately prior to the Effective Time.

          (d) At the Effective Time, each share of Class A Common Stock, $.01 par value, of Opgroup (the "Opgroup Class A Common Stock") and each share of Class B Common Stock, $.01 par value, of Opgroup (the "Opgroup Class B Common Stock") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into:

              (i) 1.644737 shares of Series C Cumulative Convertible Preferred Stock, $.01 par value, of PA Holdings ("PA Holdings Series C Convertible Preferred Stock"), subject to adjustment as follows: If there is a decline in Opcap Run-Rate Revenues from February 13, 1997 through the Closing Valuation Date of more than 10%, then the number of shares of PA Holdings Series C Convertible Preferred Stock into which each share of Opgroup Common Stock shall be converted pursuant to this clause (i) shall be reduced by a percentage equal to 1.15 multiplied by the whole or fractional number of percentage points of the decline in excess of 10%, up to a maximum reduction of 11.5%. For example, if there were a decline in Opcap Run-Rate Revenues between such dates of 15%, then the number of shares of PA Holdings Series C Convertible Preferred Stock into which a share of Opgroup Common Stock would be converted pursuant to this clause
(i) would be reduced by 5.75% (that is, 1.15(15% -10%)) to 1.550165 shares of PA Holdings Series C Convertible Preferred Stock.

              (ii) 0.877193 shares of PA Holdings Series C Convertible Preferred Stock.

              (iii) If such share is not an Opco Share, an amount in cash equal to Available Cash divided by 912,000.

               (iv) If such share is an Opco Share, an amount in cash equal to
(A) Available Cash divided by 912,000 minus (B) $46.47.

               (v)   If such share is a Consenting Share, $112.58 in cash.

               (vi)  If such share is an Opco Share, an amount in cash equal to
(A) $30 million minus the total amount of cash paid pursuant to clause (v) above, divided by (B) 645,522.

               (vii) The right to receive one-nine hundred twelve thousandth of each of the following amounts of cash, to the extent actually received by PA Holdings, Opfin, PIMCO Advisors or any of its Affiliates, not later than three Business Days after the date of receipt:

                     (A) In the event that the Closing Date occurs after the end of an Opcap fiscal quarter but before the distribution for such quarter has been paid by Opcap, an amount in cash equal to the distribution in respect of the Opcap Interest for such quarter.

                     (B) In the event that the Closing Date occurs after the end of an Opcap LP fiscal quarter but before the distribution for such quarter has been paid by Opcap LP, an amount in cash equal to the distribution in respect of the Opcap LP Interest for such quarter.

                     (C) With respect to any fiscal quarter of Opcap or Opcap LP that begins before and ends after the Closing Date (a "Straddle Quarter"):

                         (1) an amount in cash equal to the distribution in
respect of the Opcap Interest for such Straddle Quarter multiplied by a fraction equal to (w) the Opcap Portion divided by (x) the net income of Opcap allocated to the Opcap Interest for the Straddle Quarter. The "Opcap Portion" is equal to the sum of the net income of Opcap allocated to the Opcap Interest for each full month in the Straddle Quarter prior to the Closing Date plus a pro rata portion of the net income of Opcap allocated to the Opcap Interest for the month in which the Closing Date occurs, based on the ratio of (y) the number of days in such month elapsed prior to the Closing Date to (z) the total number of days in such month.

                         (2) an amount equal to the distribution in respect of
the Opcap LP Interest for such Straddle Quarter multiplied by a fraction equal to (w) the Opcap LP Portion divided by (x) the net income of Opcap LP allocated to the Opcap LP Interest for the Straddle Quarter. The "Opcap LP Portion" is equal to the sum of the net income of Opcap LP allocated to the Opcap LP Interest for each full month in the Straddle Quarter prior to the Closing Date plus a pro rata portion of the net income of Opcap allocated to the Opcap LP Interest for the month in which the Closing Date occurs, based on the ratio of
(y) the number of days in such month elapsed prior to the Closing Date to (z) the total number of days in such month.

               (viii) The right to receive one-nine hundred twelve thousandth of the Buyer Adjustment Payment, if any, any amounts released from the Tax Payment Account and the Holdback Amount, and the stock of the Excluded Affiliates.

      Section 2.3   Alternative Merger.
                    ------------------

          (a) If the Incorporation Restructuring is effected on or before the Closing, then subject to the terms and conditions of this Agreement, (i) before the Effective Time, the certificate of incorporation of PAI shall be amended and restated in the form of the Amended and Restated Certificate of Incorporation of PIMCO Advisors Inc. attached as Annex C; and (ii) at the Effective Time, (A) the certificate of incorporation of Opgroup shall be amended and restated in the form of the Amended and Restated Certificate of Incorporation of PAI Holdings Corp. attached as Annex D, and (B) PAIT shall be merged with and into PAI Holdings (formerly Opgroup) in accordance with this Agreement (the "Alternative Merger") and the separate corporate existence of PAIT shall thereupon cease.
PAI Holdings shall be the surviving corporation in the Alternative Merger. The Alternative Merger shall have the effects specified in the DGCL.

          (b) The parties intend that the merger of PAIT into PAI Holdings shall constitute an integral part of the Incorporation Restructuring, that the contribution of Class A Units to PAI and the merger of TAG into PAI as provided in Annex E, and the merger of PAIT into PAI Holdings as provided in this Section 2.3, shall constitute integrated transfers of property to PAI by the holders of such Class A Units, the shareholders of TAG and the Opgroup Shareholders solely in exchange for stock in PAI, and that the transferors shall be in control of PAI within the meaning of Section 351 of the Code immediately after the exchange.

      Section 2.4   Consideration to Be Delivered in the Alternative Merger.
                    -------------------------------------------------------

          (a) At the Effective Time, each share of PAIT Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Alternative Merger and without any action on the part of the holder thereof, be converted into one share of Common Stock, $.01 par value, of PAI Holdings.

          (b) At the Effective Time, each share of Opgroup Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Alternative Merger and without any action on the part of the holder thereof, be converted into:

              (i) 1.644737 shares of PAI Series A Convertible Preferred Stock, subject to adjustment as follows: If there is a decline in Opcap Run-Rate Revenues from February 13, 1997 through the Closing Valuation Date of more than 10%, then the number of shares of PAI Series A Convertible Preferred Stock into which each share of Opgroup Common Stock shall be converted pursuant to this clause (i) shall be reduced by a percentage equal to 1.15 multiplied by the whole or fractional number of percentage points of the decline in excess of 10%, up to a maximum reduction of 11.5%. For example, if there were a decline in Opcap Run-Rate Revenues between such dates of 15%, then the number of shares of PAI Series A Convertible Preferred Stock into which a share of Opgroup Common Stock would be converted pursuant to this clause (i) would be reduced by 5.75% (that is, 1.15(15% - 10%)) to 1.550165 shares of PAI Series A Convertible Preferred Stock.

               (ii)  0.877193 shares of PAI Series A Convertible Preferred
Stock.

               (iii) If such share is not an Opco Share, an amount in cash equal to Available Cash divided by 912,000.

               (iv)  If such share is an Opco Share, an amount in cash equal to
(A) Available Cash divided by 912,000 minus (B) $46.47.

               (v)   If such share is a Consenting Share, $112.58 in cash.

               (vi)  If such share is an Opco Share, an amount in cash equal to
(A) $30 million minus the total amount of cash paid pursuant to clause (v) above, divided by (B) 645,522.

               (vii) The right to receive one-nine hundred twelve thousandth of each of the following amounts of cash, to the extent actually received by PAI Holdings, Opfin, PIMCO Advisors or any of its Affiliates, not later than three Business Days after the date of receipt:

                     (A) In the event that the Closing Date occurs after the end of an Opcap fiscal quarter but before the distribution for such quarter has been paid by Opcap, an amount in cash equal to the distribution in respect of the Opcap Interest for such quarter.

                     (B) In the event that the Closing Date occurs after the end of an Opcap LP fiscal quarter but before the distribution for such quarter has been paid by Opcap LP, an amount in cash equal to the distribution in respect of the Opcap LP Interest for such quarter.

                     (C) With respect to any Straddle Quarter:

                         (1) an amount in cash equal to the distribution in
respect of the Opcap Interest for such Straddle Quarter multiplied by a fraction equal to (w) the Opcap Portion divided by (x) the net income of Opcap allocated to the Opcap Interest for the Straddle Quarter.

                         (2) an amount equal to the distribution in respect of
the Opcap LP Interest for such Straddle Quarter multiplied by a fraction equal to (w) the Opcap LP Portion divided by (x) the net income of Opcap LP allocated to the Opcap LP Interest for the Straddle Quarter.

               (viii) The right to receive one-nine hundred twelve thousandth of the Buyer Adjustment Payment, if any, any amounts released from the Tax Payment Account and the Holdback Amount, and the stock of the Excluded Affiliates.

      Section 2.5   Effect of Merger or Alternative Merger on Opgroup
                    -------------------------------------------------
Shareholders.
------------

          At the Effective Time, all shares of Opgroup Common Stock shall cease to be outstanding and shall be canceled and retired and cease to exist, and each holder of shares of

Opgroup Common Stock shall thereafter cease to have any rights with respect to such shares, except the right to receive the securities, cash and rights to receive cash described in this Article II upon surrender to the Surviving Corporation of a certificate which represented shares of Opgroup Common Stock immediately prior to the Effective Time.

      Section 2.6   Surrender of Certificates.
                    -------------------------

          (a) At the Effective Time, the Seller Trustees, on behalf of the Opgroup Shareholders, shall surrender to the Surviving Corporation certificates representing all of the outstanding shares of Opgroup Common Stock. In exchange therefor, the Surviving Corporation shall (i) issue and deliver the securities described in Section 2.2(d)(i) or 2.4(b)(i), as applicable, to the Opgroup Shareholders as provided therein; (ii) issue and deliver the securities described in Section 2.2(d)(ii) or 2.4(b)(ii), as applicable, to the Indemnity Trust for the benefit of the Opgroup Shareholders; and (iii) deliver the cash and rights to cash described in Sections 2.2(d)(iii), (iv), (v), (vi), (vii) and
(viii), or 2.4(b)(iii), (iv), (v), (vi), (vii) and (viii), as applicable, to the Seller Trust.

          (b) At or after the Effective Time, there shall be no transfers on the stock transfer books of PA Holdings or PAI Holdings, as applicable, of the shares of Opgroup Common Stock which were outstanding immediately prior to the Effective Time.

          (c) No fractional shares of PA Holdings Series C Convertible Preferred Stock or PAI Series A Convertible Preferred Stock (in the alternative, "New Convertible Preferred Stock") shall be issued pursuant to this Article II. In lieu of the issuance of any fractional share of New Convertible Preferred Stock,
(i) any Person who, but for this Section 2.6(c), would have been entitled to receive a fractional share of New Convertible Preferred Stock representing one-half or more of a share of New Convertible Preferred Stock, shall receive instead one whole share of New Convertible Preferred Stock, and (ii) any Person who, but for this Section 2.6(c), would have been entitled to receive a fractional share of New Convertible Preferred Stock representing less than one-half of a share of New Convertible Preferred Stock, shall receive nothing in lieu of such fractional share.

          (d) If TAG merges into PA Holdings, then (i) at or after the Effective Time, the holders of the TAG Series A Preferred Stock, TAG Series B Preferred Stock and TAG Common Stock shall surrender the certificates representing such shares to PA Holdings in exchange for shares of PA Holdings Series A Preferred Stock, PA Holdings Series B Preferred Stock and PA Holdings Common Stock, respectively, and the certificates so surrendered shall forthwith be canceled; and at or after the Effective Time, there shall be no transfers on the stock transfer books of PA Holdings of the shares of TAG Series A Preferred Stock, TAG Series B Preferred Stock and TAG Common Stock which were outstanding immediately prior to the Effective Time.

      Section 2.7   Optional Cash Election.
                    ----------------------

          Opgroup or PAI, as applicable, shall, at the option of PIMCO Advisors, offer a cash election to the Opgroup Shareholders, pursuant to which each Opgroup Shareholder may elect to receive, in lieu of any or all of the shares of New Convertible Preferred Stock which such Opgroup Shareholder would otherwise have received pursuant to Section 2.2(d)(i) or 2.4(b)(i), as applicable, cash in the amount of $100 per share; provided, that if the cash election is offered, PIMCO Advisors may limit the total amount of cash to be delivered to the Opgroup Shareholders pursuant to this Section 2.7 to an amount not less than $100 million, in which event such total amount of cash shall be prorated if necessary among the Opgroup Shareholders who elect to receive cash, on the basis of the ratio of such limit to the total amount of cash such Opgroup Shareholders elect to receive. PIMCO Advisors shall give notice of its exercise of such option to Opgroup as soon as practicable but in no event later than ten Business Days prior to the Closing Date, which notice shall state that PIMCO Advisors is exercising such option, and, if applicable, that the cash election is limited to the amount specified in the notice. Such notice shall be accompanied by the unconditional promise of PIMCO Advisors to loan to TAG or PAI, as applicable, the funds necessary to perform the obligations of the Surviving Corporation pursuant to the cash election.



                                  ARTICLE III

                                    CLOSING

      Section 3.1   Closing.
                    -------

          Subject to the terms and conditions of this Agreement, the closing of the transactions provided for in this Agreement (the "Closing") shall be at 10:00 A.M. New York City Time at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 (or at such other location as may be agreed by PIMCO Advisors and Opgroup) on the Business Day (the "Closing Date") specified in a notice from Opgroup to PIMCO Advisors given not less that five days before the Closing Date, which notice shall state that the conditions to the Closing set forth in Article VIII have been, or will be as of the Closing, satisfied or waived.

      Section 3.2   Delayed Closing.
                    ---------------

          If the Closing would otherwise occur before December 31, 1997, and PIMCO Advisors has not irrevocably committed to extend the tax status of PIMCO Advisors as a publicly traded partnership, the Closing shall be delayed until the later of (i) December 1, 1997 and (ii) the earlier of (A) the day which is thirty days after the day on which the Closing would otherwise have occurred, or if such day is not a Business Day, the next succeeding Business Day, or (B) December 31, 1997 (the "Delayed Closing Date"). In the event the Closing is so delayed,

PIMCO Advisors shall either irrevocably commit, on or before the Delayed Closing Date, not to effect the Incorporation Restructuring, or shall take the necessary actions to effect the Incorporation Restructuring on the Delayed Closing Date.



                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF OPGROUP

                                 AND THE TRUSTS

                   Representations and Warranties of Opgroup

     Opgroup represents and warrants to PIMCO Advisors, TAG and PAI at February 13, 1997 and at the Closing Date, as follows:

     Section 4.1   Organization and Related Matters.
                   --------------------------------

          Each of Opgroup and the Opgroup Subsidiaries that is a corporation or a limited partnership is validly existing and in good standing under the laws of the jurisdiction of its organization. Each of the Opgroup Subsidiaries that is a general partnership is validly existing under the laws of the jurisdiction of its organization. Each of Opgroup and the Opgroup Subsidiaries has the corporate or partnership, as applicable, power and authority to carry on its business as it is now being conducted and to own, lease and operate all of its properties and assets, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such qualification or licensing necessary. Copies of the certificate of incorporation, by-laws or partnership agreement of Opgroup and the Opgroup Subsidiaries, as applicable, heretofore delivered to PIMCO Advisors, are complete and correct copies of such instruments as currently in effect.

     Section 4.2   Authority; No Violation.
                   -----------------------

          (a) Opgroup and Opfin have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Except as set forth on Schedule 4.2(a), the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite corporate action, and no other corporate or partnership proceedings on the part of Opgroup, any Opgroup Subsidiary or any of their shareholders or interest holders, as applicable, is necessary to approve this Agreement and to authorize and consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Opgroup and Opfin, and (assuming the due authorization, execution and delivery of this Agreement by PIMCO Advisors, TAG and PAI) constitutes a valid and binding obligation of Opgroup and Opfin, enforceable against Opgroup and Opfin in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights and remedies generally.

          (b) Neither the execution and delivery of this Agreement by Opgroup or Opfin, nor the consummation by Opgroup and the Opgroup Subsidiaries of the transactions contemplated hereby or the Opgroup Restructuring, nor compliance by Opgroup or Opfin with any of the terms or provisions hereof, will (i) violate any provision of the articles of incorporation or bylaws or, as applicable, partnership agreement, of Opgroup or any of the Opgroup Subsidiaries or (ii) except as set forth in Schedule 4.2(b), and assuming compliance with Sections
7.2 and 7.3, (x) violate any Applicable Law or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any material Encumbrance upon, any of Opgroup's, Opfin's or any Opgroup Subsidiary's properties or assets, or any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Opgroup or any Opgroup Subsidiary, is a party, or by which any of their respective properties or assets may be bound.

      Section 4.3   Consents and Approvals.
                    ----------------------

          Except for (i) such consents, approvals and notices as are set forth in Sections 7.2, 7.3 and 7.10(c) and Schedule 4.3, and (ii) the applicable filings under the HSR Act, no consents or approvals of or filings or registrations with any Governmental Authority or third party are necessary in connection with (A) the execution and delivery by Opgroup and Opfin of this Agreement and (B) the consummation by Opgroup and the Opgroup Subsidiaries of the transactions contemplated by this Agreement.

      Section 4.4   Regulatory Documents.
                    --------------------

          (a) Since April 30, 1993, Opgroup, the Opgroup Subsidiaries and the Identified Funds (other than the SBAM Funds) and, to the Knowledge of Opgroup, the SBAM Funds, have filed all Regulatory Documents, together with any amendments required to be made with respect thereto, that were required to be filed by them with any Governmental Authority, including the SEC, with respect to the Money Management Business.

          (b) As of their respective dates, the Regulatory Documents filed with respect to the Money Management Business, including those with respect to the Identified Funds (other than the SBAM Funds) and, to Opgroup's Knowledge, the Regulatory Documents filed with respect to the SBAM Funds, complied in all material respects with the requirements of the Securities Laws, and the rules and regulations of the SEC promulgated thereunder applicable to such Regulatory Documents, and none of such Regulatory Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Where legally required to maintain such Regulatory Documents current, none of such Regulatory Documents contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

      Section 4.5   Capitalization.
                    --------------

          (a) At the Closing Date, the authorized capital stock of Opgroup will consist of (i) 1,000,000 shares of Class A Common Stock, 470,000 shares of which will be issued and outstanding and are owned of record and beneficially by Opco LP, (ii) 1,000,000 shares of Class B Common Stock, 442,000 shares of which will be issued and outstanding and owned of record and, to Opgroup's Knowledge, beneficially by Opco LP and the other stockholders listed on Schedule 4.5(a) in the respective amounts set forth opposite their names and (iii) 10,000 shares of preferred stock, par value $.01 per share, none of which will be issued and outstanding. All of the outstanding shares of Opgroup Common Stock (x) will be duly and validly authorized and issued, fully paid and nonassessable and (y) will not have been issued in violation of any preemptive right. Except as set forth in Schedule 4.5(a) there are no outstanding options, warrants, calls, rights, commitments or agreements of any kind to which Opgroup is party or by which it is bound obligating it to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of any class or series of, or other equity interests in, Opgroup, or any securities convertible or exchangeable into or evidencing the right to purchase any shares of capital stock of any class or series of, or other equity interests in, Opgroup, or obligating Opgroup to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding contractual obligations of Opgroup to repurchase, redeem or otherwise acquire any shares of capital stock of Opgroup. There are no outstanding bonds, debentures, notes or other securities or instruments of Opgroup (other than the Opgroup Common Stock) having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which stockholders of Opgroup may vote.

          (b) At the Closing Date, the authorized capital stock of New Fund Advisors will consist of 100 shares of common stock, all of which will be issued and outstanding legally and beneficially owned by Opfin. All of the outstanding shares of stock of New Fund Advisors will be duly and validly authorized and issued, fully paid and nonassessable and will not have been issued in violation of any preemptive right.

          (c)  Omitted.

          (d) Schedule 4.5(d) sets forth the equity ownership of each Opgroup Subsidiary and of each other Person in which Opgroup directly or indirectly owns any equity interest (other than Holdings and its direct and indirect subsidiaries). Except as set forth in Schedule 4.5(d), (i) 100% of the equity interests in each Opgroup Subsidiary is, and will at the Closing be, owned directly or indirectly by Opgroup, in each case free and clear of any Encumbrances (other than statutory liens for Taxes not yet due and restrictions on transferability under the Securities Laws) and (ii) there are no outstanding options, warrants, calls, rights, commitments or agreements of any kind to which any Opgroup Subsidiary is party or by which any of them is bound obligating it to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of any class or series of, or other equity interests in, any Opgroup Subsidiary, or any securities convertible or exchangeable into or evidencing the right to purchase any shares of capital stock of any class or series of, or other equity interests in, any Opgroup Subsidiary, or obligating any Opgroup Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding contractual obligations of any Opgroup Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of any Opgroup Subsidiary.

          (e) Upon effectiveness of the amendment and restatement of the Opgroup certificate of incorporation pursuant to Section 2.1, (i) the PA Holdings Common Stock, PA Holdings Series A Preferred Stock, PA Holdings Series B Preferred Stock and PA Holdings Series C Convertible Preferred Stock to be issued in the Merger will be duly authorized for issuance and, upon issuance in the manner and for the consideration set forth in this Agreement, will be validly issued, fully paid and non-assessable and will not be issued in violation of any preemptive rights, (ii) the shares of PA Holdings Common Stock, PA Holdings Series A Preferred Stock, PA Holdings Series B Preferred Stock and PA Holdings Series C Convertible Preferred Stock to be issued in the Merger will, when issued, be free and clear of all Encumbrances (other than restrictions on transferability under the Securities Laws), and (iii) the shares of PA Holdings Common Stock to be issued upon the conversion of the PA Holdings Series C Convertible Preferred Stock will have been duly authorized and, when issued as contemplated by the PAI Holdings certificate of incorporation, will be validly issued, fully paid and non-assessable and will not be issued in violation of any preemptive rights.

      Section 4.6   Financial Statements.
                    --------------------

          (a) Opgroup has previously delivered to PIMCO Advisors copies of (a) the audited consolidated balance sheets of Opcap LP and Opcap as of and for the fiscal years ended April 30, 1994, 1995 and 1996 (collectively, the "Opcap Balance Sheets") and the related audited statements of income, changes in stockholders' equity and cash flows, in each case accompanied by the audit report of Price Waterhouse LLP, independent public accountants with respect to each such entity, and (b) the unaudited consolidated interim balance sheets and related statements of income, changes in stockholders' equity and cash flows of both such entities at or for the periods ended July 31, 1996 and October 31, 1996. Each of the balance sheets referred to in the previous sentence (including the related notes, where applicable) present fairly, in all material respects, the financial position of each of Opcap LP and Opcap as of the dates thereof, and the other financial statements referred to in the preceding sentence present fairly (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the results of each of Opcap LP's and Opcap's operations and their respective cash flows for the respective periods therein set forth. Each of such financial statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved and are consistent with the books and records of the entity presented.

          (b) Opgroup has previously delivered to PIMCO Advisors copies of the unaudited balance sheets of Advantage Advisers as of and for the fiscal years ended April 30, 1994, 1995 and 1996 and unaudited balance sheets as of and for the periods ended July 31, 1996 and October 31, 1996 (collectively, the "Advantage Advisers Balance Sheets") and the related unaudited statements of income. Each of the Advantage Advisers Balance Sheets (including the related notes, where applicable) present fairly, in all material respects, the financial position of Advantage Advisers as of the dates thereof, and the other financial statements referred to in the preceding sentence present fairly (subject to recurring audit adjustments normal in nature and amount) the results of Advantage Advisers' operations for the respective periods therein set forth. Each of such financial statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved and are consistent with the books and records of Advantage Advisers.

      Section 4.7   Ineligible Persons.
                    ------------------

          Neither Opgroup nor any "affiliated person" (as defined in the Investment Company Act) thereof is ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve as an investment adviser (or in any other capacity contemplated by the Investment Company Act) to a registered investment company. Neither Opgroup nor any "associated person" (as defined in the Advisers Act) thereof is ineligible pursuant to Section 203 of the Advisers Act to serve as an investment adviser or as an associated person to a registered investment adviser. Neither Opgroup nor any "associated person" (as defined in the Exchange Act) thereof is ineligible pursuant to Section 15(b) of the Exchange Act to serve as a broker-dealer or as an associated person to a registered broker-dealer.

      Section 4.8   Material Contracts.
                    ------------------

          PIMCO Advisors has been provided true and correct copies of each of the following agreements as currently in effect, including all amendments and modifications thereto, to which Opgroup or any Opgroup Subsidiary will be a party at the Closing Date or by which any of them will be, or their assets will be, bound at the Closing Date and after giving effect to the Opgroup
Restructuring: (a) any lease (whether of real or personal property) providing for annual rentals of $250,000 or more; (b) any agreement for the purchase of materials, supplies, goods, services, equipment or other assets providing for annual payments of $250,000 or more; (c) any sales, distribution or similar agreement providing for the sale by Opgroup or any Opgroup Subsidiary of materials, supplies, goods, services, equipment or other assets providing for annual payments of $250,000 or more (except for agreements made in the ordinary course of business and involving investment banking, brokerage, or investment management services); (d) any joint venture or strategic alliance agreement providing for annual payments of $250,000 or more or involving an investment by Opgroup or any Opgroup Subsidiary of $750,000 or more; (e) any agreement relating to the disposition or sale of any business (whether by merger, sale of stock, sale of assets or otherwise); (f) any agreement relating to indebtedness or the deferred purchase price of property involving an aggregate principal amount of $250,000 or more; (g) any license, franchise or similar agreement providing for annual payments of $250,000 or more; (h) any agency, dealer, sales representative, marketing or other similar agreement, providing for annual payments of $250,000 or more, (i) any severance or similar arrangement in respect of any personnel of Opgroup and any Opgroup Subsidiary that will result in any obligation (whether absolute or contingent) of Opgroup, any Opgroup Subsidiary or any other Person to make any payment to such personnel following termination of employment or consummation of the transactions contemplated by this Agreement; (j) any contract or agreement in which rights (including rights to receive cash or other consideration) are granted, made exercisable or accelerated due to the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby; and (k) any other agreement which involves annual payments in excess of $250,000 or is not terminable without penalty by Opgroup or any Opgroup Subsidiary within six months (each such contract, an "Opgroup Material Contract") and a complete and correct list of all such Opgroup Material Contracts is set forth in Schedule
4.8. To Opgroup's Knowledge, (i) each Opgroup Material Contract is in full force and effect, and (ii) no event has occurred which would (with or without the passage of time, notice or both) constitute a breach or default of any material obligations of any party to such Opgroup Material Contract.

      Section 4.9   Legal Proceedings.
                    -----------------

          Except as set forth on Schedule 4.9, there are no legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature that are pending or, to Opgroup's Knowledge, have been threatened against Opgroup or any Opgroup Subsidiary with respect to the Money Management Business or any of their respective properties or assets or that challenge the validity or propriety of the transactions contemplated by this Agreement.

      Section 4.10  Permits and Applicable Law.
                    --------------------------

          (a) Except as disclosed in Schedule 4.10(a), as of the Closing Date, Opgroup and the Opgroup Subsidiaries will hold all Permits that are required to conduct the Money Management Business as it is currently being conducted. As of such date, all Permits shall be valid and in good standing and shall not be the subject of any suspension, modification or revocation or proceedings related thereto.

          (b) Except as disclosed in Schedule 4.10(b), since April 30, 1993 and except for normal examinations conducted by any Governmental Authority in the regular course of the Money Management Business, no Governmental Authority has initiated any administrative proceeding or, to Opgroup's Knowledge, investigation into the Money Management Business (including, without limitation, the Identified Funds). A copy of all material correspondence with Governmental Authorities with respect to the Money Management Business during the last year has been made available to TAG.

          (c) All proxy statements to be prepared for use by the Opgroup Public Investment Company Clients in connection with the transactions contemplated by this Agreement (other than any information provided or to be provided by PIMCO Advisors, TAG or

PAI relating to themselves and their Affiliates expressly for use in the proxy statements) will not contain, at the times such proxy statements are furnished to the shareholders, or at the time of the meetings thereof, any untrue statement of a material fact, or omit to state any material fact required to make the statements therein, in light of the circumstances under which they were made, not misleading.

      Section 4.11  Insurance.
                    ---------

          All of Opgroup's and the Opgroup Subsidiaries' material insurance policies and bonds with respect to the Money Management Business are listed in
Schedule 4.11. To Opgroup's Knowledge, each such insurance policy or bond is in full force and effect, and neither Opgroup nor any Opgroup Subsidiary has received written notice or any other indication from any insurer or agent of any proposed cancellation of any such insurance policy or bond.

      Section 4.12  Labor and Employment Matters.
                    ----------------------------

          Except as set forth in Schedule 4.12, (a) no collective bargaining arrangement or agreement or similar arrangement or agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association, exists which is binding on Opgroup or any Opgroup Subsidiary, (b) there are no unfair labor practice complaints pending against Opgroup or any Opgroup Subsidiary before the National Labor Relations Board and
(c) there are no strikes, slowdowns, work stoppages, lockouts, or to Opgroup's Knowledge threats thereof, by or with respect to any employees of Opgroup or any Opgroup Subsidiary.

      Section 4.13  Employee Benefit Plans; ERISA
                    -----------------------------

          (a) For purposes of this Agreement "Opgroup Benefit Plan" means all "employee benefit plans," as defined in Section 3(3) of ERISA, and any bonus or other incentive compensation, profit sharing, compensation, termination, stock option, stock appreciation right, restricted unit, restricted option, performance unit, retirement, deferred compensation, employment, severance, termination pay, retiree medical or retiree life insurance plan, agreement or other arrangement in effect for the benefit of any current or former employee or director of Opgroup or any Opgroup Subsidiary, and any trust or other funding arrangement relating thereto. Schedule 4.13(a) contains a true and complete list or description of all Opgroup Benefit Plans other than those to be terminated or assumed by Holdings or Opco in the Opgroup Restructuring. With respect to each Opgroup Benefit Plan listed on Schedule 4.13(a), there has been delivered or made available to PIMCO Advisors copies of any: (i) plans and related trust documents and amendments thereto; (ii) the most recent summary plan descriptions and the most recent annual report (including Schedule B); (iii) all other material employee communications; (iv) the most recent actuarial valuation; and
(v) the most recent determination letter received from the IRS.

          (b) Except as set forth in Schedule 4.13(b), with respect to each Opgroup Benefit Plan, (i) such plan is in compliance in all material respects with all applicable laws, including ERISA and the Code; (ii) no condition exists that is reasonably expected to subject

Opgroup or any Opgroup Subsidiary to a civil penalty under Section 502(i) of ERISA, liability under Section 4069 of ERISA or Sections 4971 through 4980E of the Code, the loss of a federal tax deduction under Section 404 of the Code, or any penalties or tax liability arising from the loss of qualification under
Section 401(a) of the Code that is not reflected on the Opgroup Balance Sheets;
(iii) each Opgroup Benefit Plan intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS with respect to such qualification, and its related trust has been determined to be exempt from taxation under Section 501(a) of the Code; and, to Opgroup's Knowledge, nothing has occurred since the date of such letter that would adversely affect such qualification or exemption; (iv) there are no claims or legal actions or proceedings (other than routine claims for benefits) pending or, to Opgroup's Knowledge, threatened, with respect to any Opgroup Benefit Plan or against the assets of any Opgroup Benefit Plan; (v) none of Opgroup or any Opgroup Subsidiary or Opco LP has engaged in, or is a successor corporation to an entity that has engaged in, a transaction described in Section 4069 of ERISA; and (vi) no event has occurred under Sections 4041, 4043, 4062, 4063 and 4064 of ERISA during the current or any of the preceding five plan years that could subject Opgroup, any Opgroup Subsidiary, any Opgroup Benefit Plan to any liability. Any Opgroup Benefit Plan which constitutes a "multiemployer plan" as defined in
Section 3(37) of ERISA would not subject TAG or PIMCO Advisors to any liability. All contributions prescribed by law or required under the Opgroup Benefit Plans have been made or accrued on the Opgroup Balance Sheets to the extent required by GAAP.

      Section 4.14  Intellectual Property.
                    ---------------------

          Schedule 4.14 sets forth a complete and accurate list of all trademark, service mark and copyright registrations, and patents and pending applications therefor, in which Opgroup or any Opgroup Subsidiary has any right, title or interest and which relate to the Money Management Business ("Opgroup Intellectual Property"), the jurisdictions in which the Opgroup Intellectual Property has been registered or patented or in which an application for such registration or patent has been filed, and any licenses, sublicenses and other agreements in which Opgroup or any Opgroup Subsidiary grants a license to any other Person to use such Opgroup Intellectual Property. Except as set forth in
Schedule 4.14, no written notice has been received by Opgroup or its Subsidiaries that the use by Opgroup or any of the Opgroup Subsidiaries of Opgroup Intellectual Property in which they have any right, title or interest infringes on any rights of any other Person nor, to Opgroup's Knowledge, has any other Person infringed on a continuing basis any rights that Opgroup or any of the Opgroup Subsidiaries have in the Opgroup Intellectual Property.

      Section 4.15  Taxes.
                    -----

          (a) Each of Opgroup and the Opgroup Subsidiaries has duly and timely filed (or there has been duly and timely filed on its behalf) with the appropriate Governmental Authorities all Tax Returns in respect of Taxes required to be filed through the date as of which this representation is made (taking into account extensions). The information filed on behalf of Opgroup and the Opgroup Subsidiaries was complete and correct in all material respects. Except as set forth on Schedule 4.15(a), neither Opgroup nor any of the Opgroup Subsidiaries has requested any extension of time within which to file Tax Returns in respect of any Taxes, which Tax Returns have not been filed.

          (b) All material Taxes of Opgroup and the Opgroup Subsidiaries due to be paid on or prior to the Closing Date (taking into account extensions) have been paid or will be paid prior to the Closing Date or an adequate reserve has been (or, with respect to periods for which financial reports have not yet been prepared, will be) established therefor in accordance with GAAP. Opgroup and the Opgroup Subsidiaries do not have any liability for Taxes in excess of such amounts so paid or reserves so established.

          (c) Except as set forth on Schedule 4.15(c), no material deficiencies for Taxes have been claimed, proposed or assessed by any Governmental Authority against Opgroup or the Opgroup Subsidiaries for any taxable year ended subsequent to December 31, 1990. Except as set forth on Schedule 4.15(c), there are no pending or, to Opgroup's Knowledge, threatened audits, investigations or claims for or relating to any material additional liability in respect of Taxes against Opgroup or the Opgroup Subsidiaries, and there are no matters under discussion with any Governmental Authorities with respect to Taxes that in the reasonable judgment of Opgroup, the Opgroup Subsidiaries is likely to result in a material additional liability for Taxes for any of such companies. Except as set forth on Schedule 4.15(c), none of Opgroup or the Opgroup Subsidiaries has been notified that any Governmental Authority intends to audit a Tax Return for any other period. Except as set forth on Schedule 4.15(c), no extension of a statute of limitations relating to Taxes is in effect with respect to Opgroup or the Opgroup Subsidiaries.

          (d) There are no Encumbrances upon the assets of Opgroup or any Opgroup Subsidiary for or arising from Taxes (except for statutory liens for Taxes not yet due and payable).

          (e) All material elections with respect to Taxes affecting Opgroup and the Opgroup Subsidiaries as of February 13, 1997 are set forth on Schedule 4.15(e). Opgroup shall notify TAG of new elections with respect to Taxes, or changes in current elections with respect to Taxes, affecting Opgroup or the Opgroup Subsidiaries that are made prior to the Closing, and shall make no such election that would be adverse to TAG without the prior written consent of TAG. None of Opgroup or the Opgroup Subsidiaries (i) has made or will make a deemed dividend election under Treasury Regulation Section 1.1502-32(f)(2) or a consent dividend election under Section 565 of the Code; (ii) has consented at any time under Section 341(f)(1) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any disposition of any of Opgroup's or the Opgroup Subsidiaries' assets; (iii) has agreed, or is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (iv) has made an election, or is required, to treat any asset of Opgroup or the Opgroup Subsidiaries as owned by another Person pursuant to the provisions of former Section 168(f)(8) of the Code or as "tax-exempt use property" within the meaning of Section 168 of the Code; or (v) has made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state or local income Tax provision.

          (f) All tax-sharing agreements or similar arrangements with respect to or involving Opgroup and the Opgroup Subsidiaries are identified on Schedule 4.15(f).

          (g) Opgroup is not a U.S. real property holding corporation as defined in Section 897 of the Code.

          (h) Neither Opgroup nor any of the Opgroup Subsidiaries has made or will, as a result of any event connected with the Merger, the Alternative Merger, the CIBC Transaction or any other transaction contemplated by this Agreement, make or become obligated to make, any "excess parachute payment" as defined in Section 280G of the Code.

          (i) Neither Opgroup nor any of the Opgroup Subsidiaries has participated in or will participate in an international boycott within the meaning of Section 999 of the Code.

      Section 4.16  Investment Companies, Managed Account Clients, Distributors,
                    ------------------------------------------------------------
Etc.
----

          (a) Schedule 4.16(a) sets forth a complete and accurate list of (i) each Opgroup Public Investment Company Client, (ii) each Opgroup Private Investment Company Client, (iii) each Opgroup Offshore Investment Company Client and (iv) each Opgroup Managed Account Client, and indicates the Run-Rate Revenues with respect to such clients as of October 31, 1996. Each Opgroup Public Investment Company Client sponsored by Opgroup or its Affiliates is duly registered with the SEC as an investment company under the Investment Company Act. Except as set forth in Schedule 4.16(a), no Opgroup Investment Company Client or Opgroup Managed Account Client in respect of which any Opgroup Subsidiary has accrued asset management or similar fees in excess of $100,000 during the twelve months ended October 31, 1996, has, between such date and February 13, 1997, to Opgroup's Knowledge, indicated in writing any intent to terminate any Advisory Agreement with any of the Opgroup Subsidiaries. Opgroup provides no investment advice for compensation and is not a party to any contracts or agreements in which Opgroup agrees to act as an investment advisor, subadvisor, manager or act in a similar capacity.

          (b) True and correct copies of each Advisory Agreement pursuant to which any of the Opgroup Subsidiaries acts as investment adviser to the Opgroup Investment Company Clients have been made available to PIMCO Advisors. Each such Advisory Agreement is in full force and effect with respect to the Opgroup Investment Company Client and Opgroup and the Opgroup Subsidiaries which are parties thereto.

          (c) Shares of each Opgroup Public Investment Company Client sponsored by any Opgroup Subsidiary have been duly registered under the Securities Act and applicable state securities laws, and the related registration statements were effective under the Securities Act and applicable state securities laws at all times when such effectiveness was required and no stop order suspending the effectiveness of any such registration statement has been issued.

          (d) No shares or other equity interests of any Opgroup Private Investment Company Client sponsored by any Opgroup Subsidiary which have been offered or sold have been registered or qualified, as the case may be under the Securities Act or any other Securities Laws and no such registration or qualification was or is required.

          (e) Shares or other equity interests of each Opgroup Offshore Investment Company Client sponsored by any Opgroup Subsidiary have been duly registered, or qualified, as the case may be, to the extent required under applicable Securities Laws.

          (f) Each Opgroup Investment Company Client sponsored by an Opgroup Subsidiary is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate power and authority to own all its properties and assets and to carry on its business as it is now being conducted.

          (g) True and correct copies of each agreement pursuant to which any of the Opgroup Subsidiaries provides distribution services to any Opgroup Investment Company Client ("Opgroup Distribution Contract") have been made available to PIMCO Advisors. Schedule 4.16(g) sets forth a list of each such Opgroup Distribution Contract. Each Opgroup Distribution Contract is in full force and effect with respect to the Opgroup Subsidiaries which are parties thereto.

          (h) Each Identified Fund (other than the SBAM Funds) and, to the Knowledge of Opgroup, each SBAM Fund, is in compliance in all material respects with all applicable federal and state securities laws. Each Opgroup Public Investment Company Client is in compliance in all material respects with applicable investment policies and restrictions. Each Opgroup Public Investment Company Client has been managed in a manner consistent with the qualification of such Opgroup Public Investment Company Client's as a "regulated investment company" under Subchapter M of the Code.

      Section 4.17  No Material Adverse Effect.
                    --------------------------

          From October 31, 1996 through July 22, 1997, except as otherwise disclosed in writing to TAG with specific reference to this Section 4.17, to Opgroup's Knowledge, there has occurred no event which could reasonably be expected to have an Opgroup Material Adverse Effect.

      Section 4.18  Bringdown.
                    ---------

          From October 31, 1996 through July 22, 1997, to Opgroup's Knowledge, Opgroup and the Opgroup Subsidiaries have conducted the Money Management Business substantially in accordance with the covenants set forth in Section 7.1(a).

      Section 4.19  Brokers.
                    -------

          Other than Goldman Sachs & Co., no broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from, Opgroup or its Affiliates.

      Section 4.20  Additional Fund Representations.
                    -------------------------------

          (a) To the Knowledge of Opgroup, there is no beneficial owner (within the meaning of the Exchange Act) of 5% of the outstanding voting securities of any closed-end Identified Fund.

          (b) To the Knowledge of Opgroup, no action has been taken, or is pending or proposed, to convert any closed-end Identified Fund into an open-end investment company.

      Section 4.21  Regarding Equities.
                    ------------------

          The sole business and operations of Equities has from its inception been (i) as a holding company, owning 100% of the stock of Holdings, (ii) as lender under the Opgroup Equities Note and (iii) as obligor under a note to Opgroup in the principal amount of $69.7 million.

             Representations and Warranties of the Indemnity Trust

     The Indemnity Trust represents and warrants to each of PIMCO Advisors, TAG and PAI, at July 22, 1997 and at the Closing Date, as follows:

      Section 4.22  Organization and Related Matters.
                    --------------------------------

          The Indemnity Trust is properly formed, validly existing and in good standing under the laws of the jurisdiction of its formation, and has not been established, revoked, modified, or amended in any manner which would cause the representations and warranties contained herein to be incorrect or to cause this Agreement to be unenforceable against it.

      Section 4.23  Authority; No Violation.
                    -----------------------

          (a) Each Indemnity Trustee has accepted appointment as "Managing Trustee" under the Declaration of Trust of the Indemnity Trust (the "Indemnity Declaration"), by the terms of such trust is qualified and possesses the necessary trust powers to act, and does act as managing trustee pursuant to the Indemnity Declaration. The Indemnity Trustees possess the full power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby, and in doing so are properly acting in exercising their powers under the Indemnity Declaration such that this Agreement (assuming the due authorization, execution and delivery of this Agreement by each other party hereto) constitutes a valid and binding obligation of the Indemnity Trust, enforceable against such trust in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights and remedies generally.

          (b) The Indemnity Trustees constitute all of the currently acting managing trustees of the Indemnity Trust. The signature authority of the Indemnity Trustees is all that is required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and no other signature, or other proceedings on the part of the Indemnity Trust, or any of its beneficiaries is necessary to approve this Agreement and to authorize the performance of the terms hereof.

          (c) Neither the execution and delivery of this Agreement by the Indemnity Trustees, nor the performance of the terms and conditions hereof by the Indemnity Trustees, will (i) violate any provision of the Indemnity Declaration, or (ii) (A) violate any federal, state or local statue, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, guideline or other requirement applicable to the Indemnity Trust or the Indemnity Trustees or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any material Encumbrance upon, any of the properties or assets of the Indemnity Trust, as applicable, or any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such trust or a Indemnity Trustee is a party, or by which any of their respective properties or assets may be bound.

     Section 4.24   Consents and Approvals.
                    ----------------------

          No consents or approvals of or filings or registrations with any Governmental Authority or third party are necessary in connection with (i) the execution and delivery by the Indemnity Trustees, on behalf of the Indemnity Trust, of this Agreement and (ii) the performance by the Indemnity Trustees, on behalf of the Indemnity Trust, of the terms and provisions of this Agreement.

               Representations and Warranties of the Seller Trust

     The Seller Trust represents and warrants to each of PIMCO Advisors, TAG and PAI, at July 22, 1997 and at the Closing Date, as follows:

     Section 4.25  Organization and Related Matters.
                   --------------------------------

     The Seller Trust is properly formed, validly existing and in good standing under the laws of the jurisdiction of its formation, and has not been established, revoked, modified, or amended in any manner which would cause the representations and warranties contained herein to be incorrect or to cause this Agreement to be unenforceable against it.

      Section 4.26  Authority; No Violation.
                    -----------------------

          (a) Each Seller Trustee has accepted appointment as "Managing Trustee" under the Declaration of Trust of the Seller Trust (the "Seller Declaration"), by the terms of such trust is qualified and possesses the necessary trust powers to act, and does act as managing trustee pursuant to the CIBC Declaration. The Seller Trustees possess the full power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby, and in doing so are properly acting in exercising their powers under the CIBC Declaration such that this Agreement (assuming the due authorization, execution and delivery of this Agreement by each other party hereto) constitutes a valid and binding obligation of the Seller Trust, enforceable against such trust in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights and remedies generally.

          (b) The Seller Trustees constitute all of the currently acting managing trustees of the Seller Trust. The signature authority of the Seller Trustees is all that is required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and no other signature, or other proceedings on the part of the Seller Trust, or any of its beneficiaries is necessary to approve this Agreement and to authorize the performance of the terms hereof.

          (c) Neither the execution and delivery of this Agreement by the Seller Trustees, nor the performance of the terms and conditions hereof by the Seller Trustees, will (i) violate any provision of the CIBC Declaration, or (ii) (A) violate any federal, state or local statue, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, guideline or other requirement applicable to the Seller Trust or the Seller Trustees or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any material Encumbrance upon, any of the properties or assets of the Seller Trust, as applicable, or any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such trust or a Seller Trustee is a party, or by which any of their respective properties or assets may be bound.

     Section 4.27   Consents and Approvals
                    ----------------------

          No consents or approvals of or filings or registrations with any Governmental Authority or third party are necessary in connection with (i) the execution and delivery by the Seller Trustees, on behalf of the Seller Trust, of this Agreement and (ii) the performance by the Seller Trustees, on behalf of the Seller Trust, of the terms and provisions of this Agreement.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF TAG AND PAI

                     Representations and Warranties of TAG

      TAG represents and warrants to each of Opgroup and Opfin, at February 13, 1997 and at the Closing Date, as follows:

      Section 5.1   Organization and Related Matters.
                    --------------------------------

          TAG is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. TAG has the corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate all of its properties and assets, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such qualification or licensing necessary. The copies of the organizational documents and any amendments thereto of TAG heretofore delivered to Opgroup are complete and correct copies of such instruments as currently in effect.

      Section 5.2   Authority; No Violation.
                    -----------------------

          (a) TAG has full corporate power and authority to execute and deliver this Agreement and take all actions necessary or appropriate to be taken by it to consummate the transactions contemplated hereby. Except as set forth on
Schedule 5.2(a), the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite corporate action on the part of TAG and its shareholders, and no other corporate proceedings on the part of TAG are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by TAG, and (assuming the due authorization, execution and delivery of this Agreement by Opgroup and Opfin) constitute a valid and binding obligation of TAG, enforceable against it in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights and remedies generally.

          (b) Neither the execution and delivery of this Agreement by TAG, nor the consummation of the Merger, nor compliance by TAG with any of the other terms or provisions hereof, will (i) violate any provision of its certificate of incorporation or bylaws or (ii) except as set forth in Schedule 5.2(b), and assuming compliance with Sections 7.2 and 7.3, (x) violate any Applicable Law, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any material Encumbrance upon any of TAG's assets or any note, bond, mortgage, indenture, deed of trust, license, lease agreement or other instrument or obligation to which TAG is a party, or by which TAG or any of its properties or assets, may be bound.

      Section 5.3   Consents and Approvals.
                    ----------------------

          Except for (i) consents, approvals and notices as are set forth in Sections 7.2 and 7.3 and in Schedule 5.3, and (ii) the applicable filings under the HSR Act, no consents or approvals of or filings or registrations with any Governmental Authority or any third party are necessary in connection with (w) the execution and delivery by TAG of this Agreement and (x) the consummation by TAG of the transactions as contemplated hereby.

      Section 5.4   Regulatory Documents.
                    --------------------

          (a) Since April 30, 1993, TAG has filed all Regulatory Documents, together with any amendments required to be made with respect thereto, that were required to be filed by it with any Governmental Authority, including the SEC, with respect to its business.

          (b) As of their respective dates, the Regulatory Documents filed with respect to TAG's business complied in all material respects with the requirements of the Securities Laws, and the rules and regulations of the SEC promulgated thereunder applicable to such Regulatory Documents, and none of such Regulatory Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Where legally required to maintain such Regulatory Documents current, none of such Regulatory Documents contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

      Section 5.5   Capitalization
                    --------------

          (a) The authorized capital stock of TAG consists of 826,083 shares of TAG Common Stock, 2,145 shares of which are issued and outstanding; and 4,868,128 shares of preferred stock, of which 2,028,386 shares of TAG Series A Preferred Stock are issued and outstanding, and 2,839,742 shares of TAG Series B Preferred Stock are issued and outstanding. The shares of TAG Common Stock, TAG Series A Preferred Stock and TAG Series B Preferred Stock are owned of record and, to TAG's Knowledge, beneficially by the holders listed on Schedule 5.5(a) in the respective amounts set forth opposite their names. All of the outstanding shares of TAG capital stock (x) are duly and validly authorized and issued, fully paid and nonassessable and (y) have not been issued in violation of any preemptive right. Except as set forth on Schedule 5.5(a) and as contemplated by this Agreement, (i) there are no outstanding options, warrants, calls, rights, commitments or agreements of any kind to which TAG is party or by which it is bound obligating it to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of any class or series of, or other equity interests in, TAG or any securities convertible or exchangeable into or evidencing the right to purchase any shares of capital stock of any class or series of, or other equity interests in, TAG, or obligating TAG to grant, extend or enter into any such option, warrant, call, right, commitment or agreement; (ii) there are no outstanding contractual obligations of TAG to repurchase, redeem or otherwise acquire any shares of capital stock of TAG; and (iii) there are no outstanding bonds, debentures, notes or other securities or instruments of TAG having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which stockholders of TAG may vote.

      Section 5.6   Financial Statements.
                    --------------------

          TAG has previously delivered to Opgroup copies of (i) the audited statements of financial condition of TAG as of December 31, 1994 and 1995 (collectively, the "TAG Balance Sheets") and the related audited statements of operations, changes in stockholders' equity and cash flows for the period November 16, 1994 through December 31, 1994 and for the year ended December 31, 1995, in each case accompanied by the audit report of Deloitte & Touche LLP (with respect to the period ended December 31, 1994) and Price Waterhouse LLP (with respect to the year ended December 31, 1995), independent public accountants with respect to TAG and (ii) the unaudited interim statements of financial condition and related statements of operations, changes in stockholders' equity and cash flows of TAG at or for the periods ended March 31, June 30 and September 30, 1996. The balance sheets referred to in the previous sentence (including the related notes, where applicable) fairly present the financial condition of TAG as of the dates thereof, and the other financial statements referred to in the preceding sentence fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the results of the operations, cash flows and changes in stockholder's equity of TAG, for the respective fiscal periods therein set forth; each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved and are consistent with the books and records of TAG.

      Section 5.7   Material Contracts.
                    ------------------

          Opgroup has been provided true and correct copies of each of the following agreements as currently in effect, including all amendments and modifications thereto, to which TAG will be a party or which TAG will be, or its assets will be, bound at the Closing Date: (i) any lease (whether of real or personal property) providing for annual rentals of $250,000 or more; (ii) any agreement for the purchase of materials, supplies, goods, services, equipment or other assets providing for annual payments of $250,000 or more; (iii) any sales, distribution or similar agreement providing for the sale by TAG of materials, supplies, goods, services, equipment or other assets providing for annual payments of $250,000 or more (except for agreements made in the ordinary course of business and involving investment banking, brokerage, or investment management services); (iv) any joint venture or strategic alliance agreement providing for annual payments of $250,000 or more or involving an investment by TAG of $750,000 or more; (v) any agreement relating to the disposition or sale of any business (whether by merger, sale of stock, sale of assets or otherwise); (vi) any agreement relating to indebtedness or the deferred purchase price of property involving an aggregate principal amount of $250,000 or more; (vii) any license, franchise or similar agreement providing for annual payments of $250,000 or more; (viii) any agency, dealer, sales representative, marketing or other similar agreement, providing for annual payments of $250,000 or more and (ix) any other agreement which involves annual payments in excess of $1 million or is not terminable without penalty by TAG within six months (each such contract, a "TAG Material Contract") and a complete and correct list of all such TAG Material Contracts is set forth in Schedule
5.7. To TAG's Knowledge, (i) each TAG Material Contract is in full force and effect, and (ii) no event has occurred which would (with or without the passage of time, notice or both) constitute a breach or default of any material obligations of any other party to such TAG Material Contract.

      Section 5.8   Brokers
                    -------

          No broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from TAG or its Affiliates in connection with this Agreement or the Merger.

      Section 5.9   Legal Proceedings.
                    -----------------

          Except as set forth on Schedule 5.9, there are no legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature that are pending or, to TAG's Knowledge, have been threatened against TAG or its properties or assets or that challenge the validity or propriety of the transactions contemplated by this Agreement.

      Section 5.10  Permits and Applicable Law.
                    --------------------------

          (a) Except as disclosed in Schedule 5.10(a), as of the Closing Date, TAG will hold all Permits that are material to its business. As of such date, all Permits will be valid and in good standing and are not the subject of any suspension, modification or revocation or proceedings related thereto.

          (b) Except as disclosed in Schedule 5.10(b), since November 15, 1994 and except for normal examinations conducted by any Governmental Authority in the regular course of the business of TAG, no Governmental Authority has initiated any administrative proceeding or, to TAG's Knowledge, investigation into its business. A copy of all material correspondence with Governmental Authorities during the last year has been made available to Opgroup.

          (c) The information provided or to be provided in writing by TAG relating to it and its Affiliates expressly for use in the proxy statements to be furnished to shareholders of the Opgroup Public Investment Company Clients in connection with the transactions contemplated by this Agreement will not contain, at the times such proxy statements are furnished to the shareholders or at the times of the meetings thereof, any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

      Section 5.11  Insurance.
                    ---------

          All of TAG's material insurance policies and bonds are listed in
Schedule 5.11. To the Knowledge of TAG, each such insurance policy or bond is in full force and effect, and TAG has received no written notice or any other indication from any insurer or agent of any proposed cancellation of any such insurance policy or bond.

      Section 5.12  Intellectual Property.
                    ---------------------

          Except as set forth in Schedule 5.12, TAG has no right, title or interest to any trademarks, service marks, copyright registrations, and patents and pending applications therefor. No written notice has been received by TAG that the use by TAG of any such intellectual property in which it has any right, title or interest infringes on any rights of any other Person nor, to TAG's Knowledge, has any other Person infringed on a continuing basis any rights that TAG has in the such intellectual property.

      Section 5.13  Taxes.
                    -----

          (a) TAG has duly and timely filed (or there has been duly and timely filed on its behalf) with the appropriate Governmental Authorities all Tax Returns in respect of Taxes required to be filed through the date as of which this representation is made (taking into account extensions). The information filed on behalf of TAG was complete and correct in all material respects.
Except as set forth on Schedule 5.13(a), TAG has not requested any extension of time within which to file Tax Returns in respect of any Taxes, which Tax Returns have not been filed.

          (b) All material Taxes of TAG due to be paid on or prior to the Closing Date (taking into account extensions) have been paid or will be paid prior to the Closing Date or an adequate reserve has been (or, with respect to periods for which financial reports have not yet been prepared, will be) established therefor in accordance with GAAP. TAG does not have any liability for Taxes in excess of such amounts so paid or reserves so established.

          (c) Except as set forth on Schedule 5.13(c), no material deficiencies for Taxes have been claimed, proposed or assessed by any Governmental Authority against TAG for any taxable year ended subsequent to December 31, 1990. Except as set forth on Schedule 5.13(c), there are no pending or, to TAG's Knowledge, threatened audits, investigations or claims for or relating to any material additional liability in respect of Taxes against TAG, and there are no matters under discussion with any Governmental Authorities with respect to Taxes that in the reasonable judgment of TAG is likely to result in a material additional liability for Taxes. Except as set forth on Schedule 5.13(c), TAG has not been notified that any Governmental Authority intends to audit a Tax Return for any other period. Except as set forth on Schedule 5.13(c), no extension of a statute of limitations relating to Taxes is in effect with respect to TAG.

          (d) There are no Encumbrances upon the assets of TAG for or arising from Taxes (except for statutory liens for Taxes not yet due and payable).

          (e) All material elections with respect to Taxes affecting TAG as of February 13, 1997 are set forth on Schedule 5.13(e). TAG shall notify Opgroup of any new elections with respect to Taxes, or changes in current elections with respect to Taxes, affecting TAG which shall be made prior to the Closing, and shall make no such election that would be adverse to the Opgroup Shareholders without the prior written consent of Opgroup. TAG (i) has not made and will not make a deemed dividend election under Treasury Regulation Section 1.1502-32(f)(2) or a consent dividend election under Section 565 of the Code; (ii) has not consented at any time under Section 341(f)(1) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any disposition of any of TAG's assets; (iii) has not agreed, and is not required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (iv) has not made an election, and is not required, to treat any asset of TAG as owned by another Person pursuant to the provisions of former
Section 168(f)(8) of the Code or as "tax-exempt use property" within the meaning of Section 168 of the Code; or (v) has not made any of the foregoing elections and is not required to apply any of the foregoing rules under any comparable state or local income Tax provision.

          (f) All tax-sharing agreements or similar arrangements with respect to or involving TAG are identified on Schedule 5.13(f).

          (g) TAG is not a U.S. real property holding corporation as defined in
Section 897 of the Code.

          (h) TAG has not made and will not, as a result of any event connected with the Merger or any other transaction contemplated by this Agreement, make or become obligated to make, any "excess parachute payment" as defined in Section 280G of the Code.

          (i) TAG has not participated in and will not participate in an international boycott within the meaning of Section 999 of the Code.

      Section 5.14  Section 15 of the Investment Company Act.
                    ----------------------------------------

          Neither TAG nor any of its Affiliates has any express or implied understanding or arrangement which would impose an unfair burden on any of the Opgroup Public Investment Company Clients or would in any way violate Section 15(f) of the Investment Company Act as a result of the Merger.

      Section 5.15  No Material Adverse Effect.
                    --------------------------

          From September 30, 1996 through July 22, 1997, except as disclosed in writing to Opgroup with specific reference to this Section 5.15, to TAG's Knowledge, there has occurred no event which could reasonably be expected to have a PIMCO Advisors Material Adverse Effect.

      Section 5.16  Bringdown.
                    ---------

          From September 30, 1996 through July 22, 1997, except as provided on
Schedule 5.16, to TAG's Knowledge, TAG has conducted its business substantially in accordance with the covenants set forth in Section 7.1(b).

                     Representations and Warranties of PAI

      PAI represents and warrants to each of Opgroup and Opfin, at July 22, 1997 and at the Closing Date, as follows:

      Section 5.17  Organization and Related Matters.
                    --------------------------------

          Each of PAI and PAIT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of PAI and PAIT has the corporate power and authority to carry on its business as it is proposed to be conducted and to own, lease and operate all of the properties and assets proposed to be owned, leased and operated by it, and will be duly licensed or qualified to do business in each jurisdiction in which the nature of the business proposed to be conducted by it or the character or location of the properties and assets proposed to be owned, leased or operated by it makes such qualification or licensing necessary. The copies of the organizational documents of PAI and PAIT heretofore delivered to Opgroup are complete and correct copies of such instruments as currently in effect.

      Section 5.18  Authority; No Violation.
                    -----------------------

          (a) Each of PAI and PAIT has full corporate power and authority to execute and deliver this Agreement and take all actions necessary or appropriate to be taken by it to consummate the transactions contemplated hereby. Except as set forth on Schedule 5.18(a), the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite corporate action on the part of PAI and PAIT and their respective shareholders, and no other corporate proceedings on the part of PAI or PAIT are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by PAI, and PAIT and (assuming the due authorization, execution and delivery of this Agreement by Opgroup and Opfin) constitutes a valid and binding obligation of PAI and PAIT, enforceable against each of them in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights and remedies generally.

          (b) Neither the execution and delivery of this Agreement by PAI or PAIT, nor the consummation of the Alternative Merger, nor compliance by PAI or PAIT with any of the other terms or provisions hereof, will (i) violate any provision of their respective certificates of incorporation or bylaws or (ii) except as set forth in Schedule 5.18(b), and assuming compliance with Sections
7.2 and 7.3, (x) violate any Applicable Law, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any material Encumbrance upon any assets of PAI or PAIT or any note, bond, mortgage, indenture, deed of trust, license, lease agreement or other instrument or obligation to which PAI or PAIT is a party, or by which PAI or PAIT or any of their respective properties or assets may be bound.

      Section 5.19  Consents and Approvals.
                    ----------------------

          Except for (i) consents, approvals and notices as are set forth in Sections 7.2 and 7.3 and in Schedule 5.19, and (ii) the applicable filings under the HSR Act, no consents or approvals of or filings or registrations with any Governmental Authority or any third party are necessary in connection with (w) the execution and delivery by PAI or PAIT of this Agreement and (x) the consummation by PAI or PAIT of the transactions contemplated hereby.

      Section 5.20  Capitalization.
                    --------------

          (a) At the Closing Date, but before the Incorporation Restructuring, the authorized capital stock of PAI will consist of 40,000,000 shares of Class A Common Stock, $.01 par value ("PAI Class A Common Stock"), none of which will issued and outstanding; 10,000,000 shares of Class B Common Stock, $.01 par value ("PAI Class B Common Stock"), 100 shares of which will be issued and outstanding, and 10,000,000 shares of Preferred Stock, $.01 par value, of which 3,335,000 shares are designated as Series A Cumulative Convertible Preferred Stock ("PAI Series A Convertible Preferred Stock"), and none of which will be issued and outstanding. The outstanding shares of PAI Class B Common Stock are owned of record and beneficially by PIMCO Partners. The outstanding shares of PAI Class B Common Stock (x) are duly and validly authorized and issued, fully paid and nonassessable and (y) have not been issued in violation of any preemptive right. Except as contemplated by this Agreement and Annex E, (i) there are no outstanding options, warrants, calls, rights, commitments or agreements of any kind to which PAI is party or by which it is bound obligating it to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of any class or series of, or other equity interests in, PAI or any securities convertible or exchangeable into or evidencing the right to purchase any shares of capital stock of any class or series of, or other equity interests in, PAI, or obligating PAI to grant, extend or enter into any such option, warrant, call, right, commitment or agreement;
(ii) there are no outstanding contractual obligations of PAI to repurchase, redeem or otherwise acquire any shares of capital stock of PAI; and (iii) there are no outstanding bonds, debentures, notes or other securities or instruments of PAI having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which stockholders of PAI may vote.

          (b) Upon effectiveness of the amendment and restatement of the PAI certificate of incorporation pursuant to Section 2.3(a), (i) the PAI Series A Convertible Preferred Stock to be issued in the Alternative Merger will be duly authorized for issuance and, upon issuance in the manner and for the consideration set forth in this Agreement, will be validly issued, fully paid and non-assessable and will not be issued in violation of any preemptive rights,
(ii) the shares of PAI Series A Convertible Preferred Stock to be issued in the Alternative Merger will, when issued, be free and clear of all Encumbrances (other than restrictions on transferability under the Securities Laws), and
(iii) the shares of PAI Class A Common Stock to be issued upon the conversion of the PAI Series A Convertible Preferred Stock will have been duly authorized and, when issued as contemplated by the PAI certificate of incorporation, will be validly issued, fully paid and non-assessable and will not be issued in violation of any preemptive rights.

      Section 5.21  Financial Condition and Subsidiaries.
                    ------------------------------------

          (a) PAI is a newly-formed corporation and has no assets or liabilities of any kind or description other than $2,500 in cash representing the proceeds of issuance of the outstanding PAI Class B Common Stock and its obligations under this Agreement.

          (b) The authorized capital stock of PAIT consists of 100 shares of Common Stock, $.01 par value ("PAIT Common Stock"), 100 shares of which are issued and outstanding. The outstanding shares of PAIT Common Stock are owned of record and beneficially by PAI. The outstanding shares of PAIT Common Stock (x) are duly and validly authorized and issued, fully paid and nonassessable and (y) have not been issued in violation of any preemptive right. Except as contemplated by this Agreement and Annex E, (i) there are no outstanding options, warrants, calls, rights, commitments or agreements of any kind to which PAIT is party or by which it is bound obligating it to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of any class or series of, or other equity interests in, PAIT or any securities convertible or exchangeable into or evidencing the right to purchase any shares of capital stock of any class or series of, or other equity interests in, PAIT, or obligating PAIT to grant, extend or enter into any such option, warrant, call, right, commitment or agreement; (ii) there are no outstanding contractual obligations of PAIT to repurchase, redeem or otherwise acquire any shares of capital stock of PAIT; and (iii) there are no outstanding bonds, debentures, notes or other securities or instruments of PAIT having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which stockholders of PAIT may vote. PAI has no Subsidiaries other than PAIT.

                                ARTICLE VI

                REPRESENTATIONS AND WARRANTIES OF PIMCO ADVISORS

          PIMCO Advisors represents and warrants to each of Opgroup and Opfin at February 13, 1997 and at the Closing Date, as follows:

          Section 6.1  Organization.
                       ------------

               PIMCO Advisors is a limited partnership, validly existing and in good standing under the laws of the State of Delaware. Each PIMCO Advisors Subsidiary that is a corporation or a partnership is validly existing and in good standing under the jurisdiction of its organization. Each of PIMCO Advisors and the PIMCO Advisors Subsidiaries has the partnership or corporate power and authority, as the case may be, to carry on its business as it is now being conducted and to own, lease and operate all of its properties and assets, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such qualification or licensing necessary. A complete and correct copy of the PIMCO Advisors partnership agreement and of the certificate of incorporation, by-laws or partnership agreement of each PIMCO Advisors Subsidiary have been made available to Opgroup.

          Section 6.2  Authority; No Violation.
                       -----------------------

               (a) PIMCO Advisors has full partnership power and authority to execute and deliver this Agreement and take all actions necessary or appropriate to be taken by it to consummate the transactions contemplated hereby. Except as set forth on Schedule 6.2(a), the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite partnership action on the part of PIMCO Advisors and its unitholders, and no other partnership proceedings on the part of PIMCO Advisors or its unitholders or any PIMCO Advisors Subsidiary or their unitholders or shareholders, as the case may be, are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by PIMCO Advisors, and (assuming the due authorization, execution and delivery of this Agreement by Opgroup and Opfin) constitutes a valid and binding obligation of PIMCO Advisors, enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights and remedies generally.

               (b) Neither the execution and delivery of this Agreement by PIMCO Advisors, nor the consummation by PIMCO Advisors of the transactions contemplated hereby, nor compliance by PIMCO Advisors with any of the terms or provisions hereof, will (i) violate any provision of any partnership agreement, certificate or incorporation or bylaws of PIMCO Advisors or any of the PIMCO Advisors Subsidiaries or (ii) except as set forth in Schedule 6.2(b), and assuming compliance with Sections 7.2 and 7.3, (x) violate any Applicable Law, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any material Encumbrance upon any of PIMCO Advisors' or any PIMCO Advisors Subsidiary's properties or assets, or any note, bond, mortgage, indenture, deed of trust, license, lease agreement or other instrument or obligation to which PIMCO Advisors or any of the PIMCO Advisors Subsidiaries is a party, or by which PIMCO Advisors or any of the PIMCO Advisors Subsidiaries or any of their properties or assets, may be bound.

    Section 6.3  Consents and Approvals.
                 ----------------------

            Except for such consents, approvals and notices as are set forth in Sections 7.2 and 7.3 and in Schedule 6.3, and the applicable filings under the HSR Act, no consents or approvals of or filings or registrations with any Governmental Authority or any third party are necessary in connection with the execution and delivery by PIMCO Advisors of this Agreement and the consummation by PIMCO Advisors of the transactions contemplated hereby.

    Section 6.4  Regulatory Documents.
                 --------------------

            (a) Since November 15, 1994, PIMCO Advisors and each PIMCO Advisors Subsidiary has timely filed all Regulatory Documents, together with any amendments required to be made with respect thereto, that were required to be filed by them with any Governmental Authority, including the SEC.

            (b) At their respective dates, the Regulatory Documents of PIMCO Advisors and each PIMCO Advisors Subsidiary complied in all material respects with the requirements of the Securities Laws, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Regulatory Documents, and none of such Regulatory Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Where legally required to maintain such Regulatory Documents current, none of such Regulatory Documents contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

    Section 6.5  Capitalization.
                 --------------

            At February 13, 1997, PIMCO Advisors had issued and outstanding 800,000 units of general partner interest ("GP Units") and 40,146,155 Class A Units and 32,964,759 Class B Units. All of PIMCO Advisors' outstanding units of partnership interest have been duly issued pursuant to its partnership agreement, are fully paid and nonassessable (except as provided in Section 17-607 or former Section 17-608 of the Delaware Revised Uniform Limited Partnership

Act) and have not been issued in violation of any preemptive right.   Except as
set forth on Schedule 6.5, (i) there are no outstanding options, warrants, calls, rights, commitments or agreements of any kind to which PIMCO Advisors or any PIMCO Advisors Subsidiary is party or by which any of them is bound obligating it to issue, deliver or sell, or cause to be issued, delivered or sold, additional units of the partnership interest of any class or series of, or other equity interests in, PIMCO Advisors or any PIMCO Advisors Subsidiary, or any securities convertible or exchangeable into or evidencing the right to purchase any units of partnership interest of any class or series of, or other equity interests in, PIMCO Advisors or any PIMCO Advisors Subsidiary, or obligating PIMCO Advisors or any PIMCO Advisors Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement; (ii) there are no outstanding contractual obligations of PIMCO Advisors or any PIMCO Advisors Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of PIMCO Advisors or any PIMCO Advisors Subsidiary; and (iii) there are no outstanding bonds, debentures, notes or other securities or instruments of PIMCO Advisors or any PIMCO Advisors Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which unitholders or shareholders, as the case may be, of PIMCO Advisors or any PIMCO Advisors Subsidiary may vote.

      Section 6.6  Financial Statements.
                   --------------------

          PIMCO Advisors has previously delivered to Opgroup copies of (i) the audited consolidated statements of financial condition of PIMCO Advisors as of December 31, 1994 and 1995 (collectively, the "PIMCO Advisors Balance Sheets") and the related audited statements of operations, changes in owners' equity and cash flows for the years then ended, in each case accompanied by the audit report of Deloitte & Touche LLP, independent public accountants with respect to PIMCO Advisors and (ii) the unaudited interim statements of financial condition and related statements of operations, changes in owners' equity and cash flows of PIMCO Advisors at or for the periods ended March 31, June 30 and September 30, 1996. Each of the PIMCO Advisors Balance Sheets (including the related notes, where applicable) present fairly the consolidated financial position of PIMCO Advisors as of the dates thereof, and the other financial statements referred to in the previous sentence present fairly (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the consolidated results of operations, cash flows and changes in unitholders' equity of PIMCO Advisors, for the respective fiscal periods therein set forth; each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved and are consistent with the books and records of PIMCO Advisors.

      Section 6.7  Ineligible Persons.
                   ------------------

          Neither PIMCO Advisors nor any "affiliated person" (as defined in the Investment Company Act) thereof is ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve as an investment adviser (or in any other capacity contemplated by the Investment Company Act) to a registered investment company. Neither PIMCO Advisors nor any "associated person" (as defined in the Advisers Act) of PIMCO Advisors, is ineligible pursuant to Section 203 of the Advisers Act to serve as an investment adviser or as an associated person to a registered investment adviser. Neither PIMCO Advisors nor any "associated person" (as defined in the Exchange Act) thereof, is ineligible pursuant to
Section 15(b) of the Exchange Act to serve as a broker-dealer or as an associated person to a registered broker-dealer.

     Section 6.8  Material Contracts.
                  ------------------

          There have been made available to Opgroup copies of each of the following agreements to which PIMCO Advisors or any PIMCO Advisors Subsidiary is a party or by which any of them is bound: (a) any lease (whether of real or personal property) providing for annual rentals of $1 million or more; (b) any agreement for the purchase of materials, supplies, goods, services, equipment or other assets providing for annual payments of $1 million or more; (c) any sales, distribution or similar agreement providing for the sale by PIMCO Advisors or any PIMCO Advisors Subsidiary of materials, supplies, goods, services, equipment or other assets providing for annual payments of $1 million or more (except for agreements made in the ordinary course of business and involving investment banking, brokerage, or investment management services); (d) any joint venture or strategic alliance agreement providing for annual payments of $1 million or more or involving an investment by PIMCO Advisors or any PIMCO Advisors Subsidiary of $1.5 million or more; (e) any agreement relating to the disposition or sale of any business (whether by merger, sale of stock, sale of assets or otherwise);
(f) any agreement relating to indebtedness or the deferred purchase price of property involving an aggregate principal amount of $1 million or more; (g) any license, franchise or similar agreement providing for annual payments of $1 million or more; (h) any agency, dealer, sales representative, marketing or other similar agreement, providing for annual payments of $1 million or more and
(i) any other agreement which involves annual payments in excess of $1 million or is not terminable without penalty by PIMCO Advisors or any PIMCO Advisors Subsidiary within six months (each such contract, a "PIMCO Advisors Material Contract") and a complete and correct list of all such PIMCO Advisors Material Contracts is set forth in Schedule 6.8. To PIMCO Advisors' Knowledge, (i) each PIMCO Advisors Material Contract is in full force and effect, and (ii) no event has occurred which would (with or without the passage of time, notice or both) constitute a breach or default of any material obligations of any other party to such PIMCO Advisors Material Contract.

     Section 6.9  No Broker.
                  ---------

          No broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from PIMCO Advisors or any of its Affiliates in connection with this Agreement or the Merger.

     Section 6.10  Legal Proceedings.
                   -----------------

          Except as set forth on Schedule 6.10, there are no legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature that are pending or, to PIMCO Advisors' Knowledge, have been threatened against TAG, PAI, PIMCO

Advisors, any PIMCO Advisors Subsidiary or their respective properties or assets or that challenge the validity or propriety of the transactions contemplated by this Agreement.

     Section 6.11  Permits and Applicable Law.
                   --------------------------

          (a) Except as disclosed in Schedule 6.11(a), PIMCO Advisors and each PIMCO Advisors Subsidiary holds all Permits that are material to the lawful ownership and use of its properties and assets and the conduct of its business. All such Permits are valid and in good standing and are not subject to any suspension, modification or revocation or proceedings related thereto.

          (b) Except as disclosed in Schedule 6.11(b), since November 15, 1994 and except for normal examinations conducted by any Governmental Authority in the regular course of the business of PIMCO Advisors or any PIMCO Advisors Subsidiary, no Governmental Authority has initiated any administrative proceeding or, to the best of such PIMCO Advisors' Knowledge, investigation into the business or operations of PIMCO Advisors or the PIMCO Advisors Subsidiaries. A copy of all material correspondence with Governmental Authorities during the last year with respect to PIMCO Advisors or any PIMCO Advisors Subsidiary has been made available to Opgroup.

          (c) The information provided or to be provided in writing by PIMCO Advisors relating to it and its Affiliates expressly for use in the proxy statements to be furnished to shareholders of the Opgroup Public Investment Company Clients in connection with the transactions contemplated by this Agreement will not contain, at the times such proxy statements are furnished to the shareholders or at the times of the meetings thereof, any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

     Section 6.12  Insurance.
                   ---------

          All of PIMCO Advisors' and PIMCO Advisors Subsidiaries' material insurance policies and bonds are listed in Schedule 6.12. To the Knowledge of PIMCO Advisors, each such insurance policy or bond is in full force and effect, and neither PIMCO Advisors nor any PIMCO Advisors Subsidiary has received written notice or any other indication from any insurer or agent of any proposed cancellation of any such insurance policy or bond.

     Section 6.13  Labor and Employment Matters.
                   ----------------------------

          Except as set forth in Schedule 6.13, (i) no collective bargaining arrangement or agreement or similar arrangement or agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association, exists which is binding on PIMCO Advisors or any PIMCO Advisors Subsidiary, (ii) there are no unfair labor practice complaints pending against PIMCO Advisors or any PIMCO Advisors Subsidiary before the

National Labor Relations Board and (iii) there are no strikes, slowdowns, work stoppages, lockouts, or to the knowledge of PIMCO Advisors threats thereof, by or with respect to any employees of PIMCO Advisors or any PIMCO Advisors Subsidiary.

     Section 6.14  Employment Benefit Plans; ERISA.
                   -------------------------------

          (a) Schedule 6.14(a) contains a true and complete list or description of all "employee benefit plans" as defined in Section 3(3) of ERISA, and any bonus or other incentive compensation, profit sharing, compensation, termination, stock option, stock appreciation right, restricted unit, restricted option, performance unit, retirement, deferred compensation, employment, severance, termination pay, retiree medical or retiree life insurance plan, agreement, fund or other arrangement in effect for the benefit of any current or former employee or director of PIMCO Advisors or any PIMCO Advisors Subsidiary, and any trust or other funding arrangement relating thereto (each a "PIMCO Advisors Benefit Plan"). With respect to each of such PIMCO Advisors Benefit Plan, there has been delivered or made available to Opgroup, as applicable, copies of any: (i) plans and related trust documents and amendments thereto;
(ii) the most recent summary plan descriptions and the most recent annual report (including Schedule B); (iii) all other material employee communications; (iv) the most recent actuarial valuation; and (v) the most recent determination letter received from the IRS.

          (b) Except as set forth on Schedule 6.14(b), with respect to each PIMCO Advisors Benefit Plan, (i) such plan is in compliance in all material respects with all applicable laws, including ERISA and the Code; (ii) no condition exists that is reasonably expected to subject PIMCO Advisors or any PIMCO Advisors Subsidiary to a civil penalty under Section 502(i) of ERISA, liability under Sections 4971 through 4980E of the Code, the loss of a federal tax deduction under Section 404 of the Code, or any penalties or tax liability arising from the loss of qualification under Section 401(a) of the Code that is not reflected on the PIMCO Advisors Balance Sheets; (iii) each PIMCO Advisors Benefit Plan intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS with respect to such qualification, and its related trust has been determined to be exempt from taxation under
Section 501(a) of the Code; and, to PIMCO Advisors Knowledge, nothing has occurred since the date of such letter that would adversely affect such qualification or exemption; (iv) there are no claims or legal actions or proceedings (other than routine claims for benefits) pending or, to PIMCO Advisors' Knowledge, threatened, with respect to any PIMCO Advisors Benefit Plan or against the assets of any PIMCO Advisors Benefit Plan; (v) neither PIMCO Advisors nor any PIMCO Advisors Subsidiary has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in
Section 4069 of ERISA; and (vi) no event has occurred under Sections 4041, 4043, 4062, 4063 and 4064 of ERISA during the current or any of the preceding five plan years that could subject PIMCO Advisors, any PIMCO Advisors Subsidiary, any PIMCO Advisors Benefit Plan or any officer or director of any of PIMCO Advisors or any PIMCO Advisors Subsidiary to any liability. Any PIMCO Advisors Benefit Plan which constitutes a "multiemployer plan" as defined in Section 3(37) of ERISA would not subject Opgroup or Opgroup to any material liability. All contributions prescribed by law or required under the

PIMCO Advisors Benefit Plans have been made or accrued on the PIMCO Advisors Balance Sheets to the extent required by GAAP.

     Section 6.15  Intellectual Property.
                   ---------------------

          Schedule 6.15 sets forth a complete and accurate list of all material trademark, service mark and copyright registrations, and patents and pending applications therefor, in which PIMCO Advisors or any PIMCO Advisors Subsidiary has any right, title or interest, the jurisdictions in which such intellectual property has been registered or patented or in which an application for such registration or patent has been filed, and any licenses, sublicenses and other agreements in which PIMCO Advisors or any PIMCO Advisors Subsidiary grants a license to any other Person to use such intellectual property. Except as set forth in Schedule 6.15, to the Knowledge of PIMCO Advisors, no written notice has been received by PIMCO Advisors or any PIMCO Advisors Subsidiary that the use by PIMCO Advisors or any PIMCO Advisors Subsidiary of such intellectual property in which they have any right, title or interest infringes on any rights of any other Person nor, to the Knowledge of PIMCO Advisors, has any other Person infringed on a continuing basis any rights that PIMCO Advisors or any PIMCO Advisors Subsidiary have in such intellectual property.

     Section 6.16  Taxes.
                   -----

          (a) Except as disclosed on Schedule 6.16, PIMCO Advisors and each PIMCO Advisors Subsidiary has (i) properly prepared and timely filed (or there has been filed on its behalf) with the appropriate Governmental Authorities all Tax Returns required to be filed through the date as of which this representation is made, and all such Tax Returns were true and correct in all material respects, and (ii) duly paid in full or will pay in full prior to the Closing or has made provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of, all material Taxes due to be paid on or prior to the Closing Date (taking into account extensions).

          (b) There are no Encumbrances upon the assets of PIMCO Advisors or any PIMCO Advisors Subsidiary for or arising from Taxes except for statutory liens for Taxes not yet due.

          (c) PIMCO Advisors is not a "foreign person" within the meaning of
Section 1445 of the Code.

     Section 6.17  Investment Companies, Managed Account Clients, Distributors,
                   ------------------------------------------------------------
Etc.
----

          (a) Schedule 6.17(a) sets forth a complete and accurate list of (i) each PIMCO Advisors Public Investment Company Client, (ii) each PIMCO Advisors Private Investment Company Client, (iii) each PIMCO Advisors Offshore Investment Company Client and (iv) each PIMCO Advisors Managed Account Client, in each case who is a PIMCO Advisors Material Client. For purposes of this Section, a "PIMCO Advisors Material Client" is any Person in respect of which PIMCO Advisors or any PIMCO Advisors Subsidiary have accrued asset management or similar fees in excess of $375,000 during the nine months ended September 30, 1996. Each PIMCO Advisors Public Investment Company Client sponsored by PIMCO Advisors or its Affiliates is duly registered with the SEC as an investment company under the Investment Company Act. Except as set forth in
Schedule 6.17(a), no PIMCO Advisors Investment Company Client or PIMCO Advisors Managed Account Client that is a PIMCO Material Client has, prior to February 13, 1997, to PIMCO Advisors' Knowledge, indicated in writing any intent to terminate any Advisory Agreement with PIMCO Advisors or any of the PIMCO Advisors Subsidiaries.

          (b) True and correct copies of each Advisory Agreement pursuant to which PIMCO Advisors or any of the PIMCO Advisors Subsidiaries acts as investment adviser to the PIMCO Advisors Investment Company Clients have been made available to Opgroup. Each such Advisory Agreement is in full force and effect with respect to the PIMCO Advisors Investment Company Client and PIMCO Advisors and the PIMCO Advisors Subsidiaries which are parties thereto.

          (c) Shares of each PIMCO Advisors Public Investment Company Client sponsored by PIMCO Advisors or its Affiliates have been duly registered under the Securities Act and applicable state securities laws, and the related registration statements were effective under the Securities Act and applicable state securities laws at all times when such effectiveness was required and no stop order suspending the effectiveness of any such registration statement has been issued.

          (d) No shares or other equity interests of any PIMCO Advisors Private Investment Company Client sponsored by PIMCO Advisors or its Affiliates which have been offered or sold have been registered or qualified, as the case may be under the Securities Act or any other Securities Laws and no such registration or qualification was or is required.

          (e) Shares or other equity interests of each PIMCO Advisors Offshore Investment Company Client sponsored by PIMCO Advisors or its Affiliates have been duly registered, or qualified, as the case may be, to the extent required under applicable Securities Laws.

          (f) Each PIMCO Advisors Investment Company Client sponsored by PIMCO Advisors or its Affiliates is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate power and authority to own all its properties and assets and to carry on its business as it is now being conducted.

          (g) True and correct copies of each agreement pursuant to which PIMCO Advisors or any of the PIMCO Advisors Subsidiaries provides distribution services to any PIMCO Advisors Investment Company Client ("PIMCO Advisors Distribution Contract") have been made available to Opgroup. Schedule 6.17(g) sets forth a list of each such PIMCO Advisors Distribution Contract. Each PIMCO Advisors Distribution Contract is in full force and effect with respect to PIMCO Advisors and the PIMCO Advisors Subsidiaries which are parties thereto.

     Section 6.18  Section 15 of the Investment Company Act.
                   -----------------------------------------

          Neither PIMCO Advisors nor any of its Affiliates has any express or implied understanding or arrangement which would impose an unfair burden on any of the Opgroup Public Investment Company Clients or would in any way violate
Section 15(f) of the Investment Company Act as a result of the Merger.

     Section 6.19  No Material Adverse Effect.
                   --------------------------

          From September 30, 1996 through July 22, 1997, except as otherwise disclosed in writing to Opgroup with specific reference to this Section 6.19, to the Knowledge of PIMCO Advisors, there has occurred no event which could reasonably be expected to have a PIMCO Advisors Material Adverse Effect.



                                  ARTICLE VII

                                   COVENANTS

     Section 7.1  Conduct of Business.
                  -------------------

          (a) During the period from July 22, 1997 and continuing through the Closing Date, except as expressly contemplated or permitted by this Agreement or with the prior written consent of PIMCO Advisors, Opgroup and the Opgroup Subsidiaries shall (1) carry on the Money Management Business in the ordinary course; (2) use commercially reasonable efforts to preserve their present business organization and relationships with respect to the Money Management Business; (3) use commercially reasonable efforts to keep available the present services of their employees related to the Money Management Business (which efforts need not include materially increasing such employee's compensation except with respect to restricted unit rights as may be agreed by the parties); and (4) use commercially reasonable efforts to preserve their rights, franchises, goodwill and relations with clients and others with whom they conduct the Money Management Business. Without limiting the generality of the foregoing, except as expressly contemplated or permitted by this Agreement and Annex A or with the prior written consent of PIMCO Advisors, Opgroup shall not, and shall not permit any of the Opgroup Subsidiaries to:

              (i) create, renew, amend, terminate or cancel, or take any other action that may result in the creation, renewal, amendment, termination or cancellation of, any Opgroup Material Contract except in the ordinary course of business;

              (ii) adopt, amend, renew or terminate any Opgroup Benefit Plan or any other employee program, agreement, arrangement or policy between Opgroup, any Opgroup Subsidiary and one or more of their employees, other than in the ordinary course of business;

          (iii) commit any act or omission which constitutes a breach or default under any contract or license to which it is a party or by which it or any of its properties is bound the effect of which could reasonably be expected to cause an Opgroup Material Adverse Effect;

          (iv) waive any right or modify or amend any commitment other than in the ordinary course of business, or incur any material obligation;

          (v) incur, assume, or guarantee any indebtedness or liability for or in respect of borrowed money;

          (vi) make any material change to the total compensation of any employee of Opgroup or the Opgroup Subsidiaries;

          (vii) declare or pay any dividends or make any other distribution in cash or property in respect of its capital stock or partnership interests, other than normal and customary dividends or distributions (including special dividends or distributions customarily paid from time to time);

          (viii) voluntarily divest itself of the management of any mutual fund or other assets currently under management;

          (ix) acquire or agree to acquire in any manner, including by way of merger, consolidation, purchase of an equity interest or assets, any business or any corporation, partnership, association or other business organization or division thereof;

          (x) enter into any joint venture or partnership except as set forth on Schedule 7.1(a);

          (xi) create or permit the creation or attachment of any Encumbrances except in the ordinary course of business;

          (xii) sell, assign, convey or transfer any assets other than in the ordinary course and for fair value, provided, however, that no consent shall be required for such sales, assignments, conveyances or transfers in the ordinary course for fair value and not in excess of $5 million in the aggregate, or for ordinary course investment activity involving assets under management;

          (xiii) enter into any new line of business; or

          (xiv) assume or otherwise become liable for any obligation, indebtedness, commitment or other liability of any direct or indirect subsidiary of Equities or any entity in which Equities has a direct or indirect interest.

      (b) During the period from July 22, 1997 and continuing through the Closing Date, except as expressly contemplated or permitted by this Agreement, the Incorporation Restructuring or Schedule 7.1(b), or with the prior written consent of Opgroup, TAG shall not:

          (i) incur, assume, or guarantee any indebtedness or liability for or in respect of borrowed money except to fund the cash election described in
Section 2.7;

          (ii) amend, alter or repeal any provision of its certificate of incorporation or bylaws;

          (iii) issue or repurchase any equity securities;

          (iv)  effect any recapitalization, liquidation or dissolution;

          (v) enter into any merger or consolidation involving, or sell all or a substantial portion of its assets;

          (vi) enter into any business or activity other than the investment management business; or

          (vii) enter into any transaction with any shareholder of TAG or any Affiliate of any shareholder of TAG, except on arms' length terms.

      (c) During the period from July 22, 1997 and continuing through the Closing Date, except as expressly contemplated or permitted by this Agreement, the Incorporation Restructuring or Schedule 7.1(c), or with the prior written consent of Opgroup, PAI shall not, and shall not permit PAIT to:

          (i) incur, assume, or guarantee any indebtedness or liability for or in respect of borrowed money except to fund the cash election described in
Section 2.7;

          (ii) amend, alter or repeal any provision of its certificate of incorporation or bylaws;

          (iii) issue or repurchase any equity securities;

          (iv)  effect any recapitalization, liquidation or dissolution;

          (v) enter into any merger or consolidation involving, or sell all or a substantial portion of its assets;

          (vi) enter into any business or activity other than the investment management business; or

                (vii) enter into any transaction with any shareholder of PAI or any Affiliate of any shareholder of PAI, except on arms' length terms.

   Section 7.2  Section 15 of the Investment Company Act--Opgroup and Opfin.
                ------------------------------------------------------------

           (a) Opgroup and Opfin will use commercially reasonable efforts to obtain, as promptly as practicable, the approval of the Board of Directors or trustees, as applicable, and shareholders of each Opgroup Public Investment Company Client, pursuant to the provisions of Section 15 of the Investment Company Act, of a new Advisory Agreement with PIMCO Advisors or its Affiliate or of the assignment of its respective Advisory Agreement, as applicable.

           (b) Opgroup and Opfin shall use best efforts to assure, prior to the Closing Date, the satisfaction of or exemption from the conditions set forth in
Section 15(f) of the Investment Company Act with respect to each Opgroup Public Investment Company Client, including the receipt of exemptive relief from the SEC with respect to the status of the directors of each Opgroup Public Investment Company Client as "interested persons" of the entities referred to in
Section 15(f)(1)(A). Subject to the exercise of independent discretion of the directors of the Identified Funds who are not "interested persons" thereof ("Independent Directors") to the extent contemplated by Section 16(b) of the Investment Company Act, Opgroup and Opfin shall use their commercially reasonable efforts to have nominated and elected to the boards of directors of the Identified Funds for which Salomon Brothers Asset Management, Inc. serves as an investment adviser (the "SBAM Funds") the requisite number of additional Independent Directors to fulfill the condition described in Section 15(f)(1) of the Investment Company Act, with one out of every two such new Independent Directors for each SBAM Fund to be an individual endorsed by TAG and, if an odd number of Independent Directors needs to be nominated and elected, with the final additional Independent Director to be endorsed jointly by TAG and Salomon Brothers Asset Management. Inc.

           (c) Omitted.

           (d) Omitted.

   Section 7.3  Section 15 of the Investment Company Act; TAG and PIMCO
                -------------------------------------------------------
Advisors.
---------

           PIMCO Advisors, TAG and PAI and, after the Closing, the Surviving Corporation, agree to use their commercially reasonable efforts to enable the following to be true regarding Section 15(f) of the Investment Company Act with respect to the Opgroup Public Investment Company Clients: (a) for a period of not less than three years after the Closing Date, no more than 25% of the members of the Board of Directors of any Opgroup Public Investment Company Client shall be "interested persons" (for purposes of Section 15(f)(1)(A) of the Investment Company Act, as it may be modified by an exemptive order referred to in Section 7.2(c) of this Agreement) of PIMCO Advisors (or such other entity which acts as adviser or subadvisor to the Opgroup Public Investment Company Clients), or of the predecessor investment adviser of the Opgroup Public Investment Company Clients (including "interested persons" of Opgroup or its Affiliates)

(collectively, the "Relevant Entities"), other than with respect to any Opgroup Public Investment Company Client not meeting such requirement as of the Closing; and (b) for a period of not less than two years after the Closing Date, neither PIMCO Advisors nor any Affiliate of PIMCO Advisors (or any entity which will act as adviser to the Opgroup Public Investment Company Clients) has or shall have any express or implied understanding, arrangement or intention to impose an unfair burden on any of the Opgroup Public Investment Company Clients as a result of the transactions contemplated herein. For purposes of paragraph (a) of this Section 7.3, "commercially reasonable efforts" shall mean PIMCO Advisors, TAG and PAI, and, after the Closing Date, the Surviving Corporation,
(i) causing to be distributed to the directors of each Opgroup Public Investment Client (A) on at least an annual basis, a questionnaire containing questions reasonably designed to elicit information pertaining to the status of such directors as "interested persons" of the Relevant Entities, and (B) on at least an annual basis, a legal memorandum describing to the directors the requirements of Section 15(f) of the Investment Company Act and the relevance of their status thereunder, (ii) at such time as they learn of a change in the board composition of an Opgroup Public Investment Company Client or the disinterested status of a director thereof that would cause more than 25% of the members of such Board of Directors to be interested persons of Relevant Entities, taking reasonable steps to correct such situation as promptly as practicable, (iii) obtaining the agreement of any transferee of all or a portion of the business of the Surviving Corporation and/or PIMCO Advisors to comply with provisions substantially identical to the provisions of this Section 7.3 for a period of not less than three years after the Closing Date and (iv) taking such additional steps (which shall not require the incurrence of any out-of-pocket expenses by PIMCO Advisors, TAG, PAI or their Affiliates) as the Indemnity Trust may from time to time reasonably request in writing in connection with compliance with Section 15(f) of the Investment Company Act.

   Section 7.4  Non-Investment Company Advisory Agreement Consents
                --------------------------------------------------

          As soon as reasonably practicable after February 13, 1997, Opgroup shall, or shall cause an Opgroup Subsidiary to, inform such entity's investment advisory clients (other than the Opgroup Public Investment Company Clients) of the transactions contemplated by this Agreement. Opgroup shall cause the Opgroup Subsidiaries, in compliance with the Advisers Act, to request written consent of each such client to the assignment to PIMCO Advisors or its Affiliate of its Advisory Agreement and use commercially reasonable efforts to obtain such consent, or in the case of agreements which prohibit assignment or state by their terms that they terminate upon assignment, use commercially reasonable efforts to enter into new agreements with PIMCO Advisors or its Affiliate effective upon Closing. PIMCO Advisors and TAG each agrees that, except in the case of such Advisory Agreements which prohibit assignment or state by their terms that they terminate upon assignment or which, by their terms, require written consent of the client, Opgroup and the Opgroup Subsidiaries may obtain consent by requesting written consent and informing such client: (i) of Opgroup's intention to assign such Advisory Agreement to PIMCO Advisors; (ii) of PIMCO Advisors' intention to continue the advisory services, pursuant to the existing Advisory Agreement with such client after the Closing if such client does not terminate such agreement prior to the Closing; and (iii) that the consent of such client will be implied if such client continues to accept such advisory services for at least 30 days after receipt of such notice without termination.

   Section 7.5  Insurance.
                ---------

          (a) Opgroup will use commercially reasonable efforts, and will cause the Opgroup Subsidiaries to use commercially reasonable efforts, to maintain in effect until the Closing Date all material casualty and public liability policies maintained by Opgroup and the Opgroup Subsidiaries on the February 13, 1997 relating to the Opgroup Business, or will procure comparable replacement policies (to the extent commercially reasonable) and maintain such replacement policies in effect until the Closing Date.

          (b) The Surviving Corporation will cause to be maintained, for a period of not less than six years from the Closing Date, policies of directors' and officers, general partner and investment advisor insurance covering Opgroup's and the Opgroup Subsidiaries' current directors and officers, as well as other contractual arrangements, i.e., partnership agreements and indemnification agreements, as applicable, to the extent that they provide coverage for events occurring prior to and including the Closing (the "D&O Insurance") for all present and past directors and officers of Opgroup and the Opgroup Subsidiaries, so long as the annual premium therefor would not be in excess of 200% of the last annual premium paid prior to February 13, 1997 (the "Maximum Premium"). If the existing D&O Insurance expires, is terminated or canceled during such six-year period, the Surviving Corporation will use commercially reasonable efforts to cause to be obtained as much D&O Insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous in the aggregate to the insured directors and officers than the D&O Insurance as in effect on February 13, 1997.

   Section 7.6  Further Assurances.
                ------------------

          Each party to this Agreement shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby.

   Section 7.7  Efforts of Parties to Close.
                ---------------------------

          During the period from July 22, 1997 through the Closing Date, each party hereto shall use all reasonable efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the transactions contemplated hereby. During the period from July 22, 1997 and continuing through the Closing, except as required by Applicable Law or with the prior written consent of the other parties to this Agreement, no party to this Agreement shall take any action which, or fail to take any action the failure of which to be taken, would, or could reasonably be expected to, (a) result in any of the representations and warranties set forth in this Agreement on the part of the party taking or failing to take such action being or becoming untrue in any material respect; (b) result in any conditions to the Closing set forth in Article VIII not being satisfied; (c) result in a material violation of any provision of this Agreement; or (d) adversely affect or materially delay the receipt of any of the requisite regulatory approvals. The efforts required by this Section 7.7 shall not be deemed to include any obligation for any party hereto to make cash payment or other compensation to a third party to obtain consent to the transactions contemplated by this Agreement.

   Section 7.8  Announcements.
                -------------

          Except for such statements and regulatory filings as may be required by Applicable Law or any Governmental Authority, no party (or any agent or Affiliate of a party) shall make any public statements, including, without limitation, any press releases, with respect to this Agreement and the transactions contemplated herein without the prior written consent of the other party (which consent may not be unreasonably withheld or delayed); provided, however, the foregoing restrictions should not apply if either party is required by law or regulation to make an immediate announcement, the non-announcing party is unavailable for review of the announcement, and such party remains unavailable after a good faith attempt was made for it to be contacted.

   Section 7.9  Access, Certain Communications.
                ------------------------------

          (a) Between July 22, 1997 and the Closing Date, subject to any Applicable Laws or other agreements relating to the exchange of information, Opgroup shall, and shall cause the Opgroup Subsidiaries to, afford to PIMCO Advisors and its authorized agents and representatives complete access, upon reasonable notice and during normal business hours, to all contracts, documents and information of or relating to the assets, liabilities, business, operations, personnel and other aspects of the Opgroup Business; provided, however, that PIMCO Advisors' investigation shall be conducted in a manner which does not unreasonably interfere with the normal operations of the Opgroup Business. All such information and access shall be subject to the terms and conditions of that certain Confidentiality Agreement between Opgroup and PIMCO Advisors, dated August 13, 1996.

          (b) Between July 22, 1997 and the Closing Date, subject to any Applicable Laws or other agreements relating to the exchange of information, PIMCO Advisors, TAG and PAI shall afford to Opgroup, the Opgroup Subsidiaries and their authorized agents and representatives complete access, upon reasonable notice and during normal business hours, to all contracts, documents and information of or relating to the assets, liabilities, business, operations, personnel and other aspects of TAG, PAI, PIMCO Advisors and the PIMCO Advisors Subsidiaries; provided, however, that Opgroup and the Opgroup Subsidiaries' investigation shall be conducted in a manner which does not unreasonably interfere with the normal operations of the business of TAG, PAI, PIMCO Advisors, and the PIMCO Advisors Subsidiaries. All such information and access shall be subject to the terms and conditions of that certain Confidentiality Agreement between Opgroup and PIMCO Advisors, dated January 10, 1997.

   Section 7.10  Regulatory Matters; Third Party Consents.
                 -----------------------------------------

          (a) The parties to this Agreement shall cooperate with each other and use all reasonable efforts promptly to prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable such permits, consents, approvals, waivers and authorizations of all third parties and Governmental Authorities which are necessary or advisable to consummate the transactions contemplated by this Agreement.

          (b) Opgroup and the Opgroup Subsidiaries will assist each of the Opgroup Public Investment Company Clients to prepare and file with the SEC as soon as is reasonably practicable after February 13, 1997 a preliminary proxy statement, together with a form of proxy, to be used in connection with the meeting of the shareholders of each such Opgroup Public Investment Company Client and, as promptly as practicable thereafter, subject to compliance with the rules and regulations of the SEC, definitive proxy statements with respect to such meetings shall be mailed to the shareholders of such Opgroup Public Investment Company Clients. Each such proxy statement shall comply as to form in all material respects with all Applicable Law.

          (c) Omitted.

          (d) As promptly as practicable, each of Opgroup and PIMCO Advisors shall file, or cause to be filed, any reports or notifications that may be required to be filed under the HSR Act with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice and shall cooperate with each other in connection with such filings or responses to requests for additional information.

          (e) Each party to this Agreement shall, upon request, furnish each other with all information concerning themselves, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of or at the direction of Opgroup or PIMCO Advisors to any Governmental Authority in connection with the transactions contemplated by this Agreement (except to the extent that such information would be, or relates to information that would be, filed under a claim of confidentiality).

          (f) The parties to this Agreement shall promptly advise each other upon receiving any communication from any Governmental Authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any requisite regulatory approval will not be obtained or that the receipt of any such approval will be materially delayed or that the transactions contemplated hereby will become subject to additional conditions imposed by such Governmental Authority.

      Section 7.11  Notification of Certain Matters.
                    -------------------------------

          Each party to this Agreement shall give prompt notice to the other party of (i) the occurrence, or failure to occur, of any event or existence of any condition that has caused or could reasonably be expected to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time after February 13, 1997, up to and including the Closing Date, and (ii) any failure on its part to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. In connection with the Closing, Opgroup and PIMCO Advisors will promptly supplement or amend the various Schedules to this Agreement to reflect any matter which, if existing, occurring or known at February 13, 1997, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which was or has been rendered inaccurate thereby.

      Section 7.12  Expenses.
                    --------

          Expenses of soliciting proxies from shareholders of the Opgroup Public Investment Companies (including reasonable fees and expenses of legal counsel to such Investment Companies and legal counsel to their trustees or directors, if applicable) shall be borne two-thirds by PIMCO Advisors and one-third by Opgroup; provided, however, that any such expenses incurred without the consent of PIMCO Advisors, which consent may not unreasonably be withheld or delayed, shall be borne by Opgroup. Except as provided in the preceding sentence, each party shall be solely responsible for all direct and indirect expenses incurred by it in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby.

      Section 7.13  Omitted.
                    -------

      Section 7.14  Omitted.
                    -------

      Section 7.15  Admission of PA Holdings as a General Partner of PIMCO
                    ------------------------------------------------------
Advisors.
--------

          If TAG merges into PA Holdings, PIMCO Advisors shall, promptly following the Closing Date, cause PA Holdings to be admitted as an additional general partner of PIMCO Advisors.

      Section 7.16   Closing Date Balance Sheets.
                     ---------------------------

          (a) Promptly following the Closing Date, the Seller Trust will cause to be prepared in accordance with GAAP pro forma balance sheets for each of Opgroup, Opfin and New Fund Advisors setting forth the financial position of each such corporation as of the close of business on the Closing Date (the "Stand-Alone Balance Sheets"), and a combined balance sheet of Opgroup, Opfin and New Fund Advisors derived from the Stand-Alone Balance Sheets (the "Combined Balance Sheet", and together with the Stand-Alone Balance Sheets, the "Closing Date

Balance Sheets"), and shall deliver the same to the Surviving Corporation. The Stand-Alone Balance Sheets shall be prepared on a stand-alone basis (i) as though the Merger or the Alternative Merger, as applicable, had not been effected, (ii) without attribution of any value to the Interests, stock of the Excluded Affiliates, rights to receive the Buyer Adjustment Payment or amounts released from the Tax Payment Account or the Holdback Amount, or the management contracts for the New Fund Advisors Funds, and (iii) without taking into account any liabilities which are not attributable to the Money Management Business, including without limitation the principal of (but not the interest on) the Opgroup Equities Note. The Combined Balance Sheet shall reflect a current account payable equal in amount to the amount of cash delivered to the Seller Trust pursuant to Section 2.6(a).

          (b) Representatives of the Seller Trust will be entitled to reasonable access during normal business hours to the relevant books, records and working papers of Opgroup, Opfin and New Fund Advisors, and the Surviving Corporation's accountants, if applicable, to aid in their preparation of the Closing Date Balance Sheets. The Closing Date Balance Sheets shall be deemed to be accepted by the Surviving Corporation and shall be final and binding for all purposes of this Agreement unless the Surviving Corporation, within sixty days after the date on which the Closing Date Balance Sheets are delivered to the Surviving Corporation, gives notice to the Seller Trust stating each and every item as to which the Surviving Corporation takes exception ("Objections"), specifying in detail the nature and extent of any such Objection. If an Objection is disputed by the Seller Trust, then the Seller Trust and the Surviving Corporation shall negotiate in good faith to resolve such dispute. If, after a period of thirty days following the date on which the Surviving Corporation gave notice of Objections, any Objection still remains disputed, then the Surviving Corporation's accountants and the Seller Trust's accountants shall together choose an independent firm of public accountants of nationally recognized standing (the "Accounting Firm") to resolve such remaining Objections. The Accounting Firm shall act as an arbitrator and shall have the power and authority to determine, based solely on presentations by the Surviving Corporation and the Seller Trust, and not by independent review, only those issues still in dispute. The determination of the Accounting Firm shall be final and binding. The fees and expenses of the Accounting Firm, if any, shall be paid equally by the Surviving Corporation and the Seller Trust; provided, however, that, if the Accounting Firm determines that either party's position is completely correct, then the other party shall pay the fees charged by the Accounting Firm in connection with any such determination.

          (c) If either the net current assets or the net assets set forth on the Combined Balance Sheet as finally determined are negative, the Seller Trust shall promptly pay to the Surviving Corporation cash in an amount equal to the greater of the deficit in net current assets or the deficit in net assets. If both the net current assets and the net assets set forth on the Combined Balance Sheet are positive, the Surviving Corporation shall promptly pay to the Seller Trust cash in an amount equal to the lesser of the surplus in net current assets or the surplus in net assets. Any such payment shall be deemed to constitute an adjustment in the Merger or Alternative Merger consideration for all purposes of this Agreement.

      Section 7.17  Brokers.
                    -------

          Opgroup shall pay, or cause to be paid, any broker's, finder's or similar fee or other commission owed by Opgroup or any Opgroup Subsidiary in connection with this Agreement or the Merger or Alternative Merger, including but not limited to that owed to Goldman, Sachs & Co.

      Section 7.18  Omitted.
                    -------

      Section 7.19  The CIBC Agreement.
                    ------------------

          (a) Opgroup shall use commercially reasonable efforts to complete the Opgroup Restructuring, and shall not consent to the termination of the CIBC Agreement without the consent of PIMCO Advisors.

          (b) Opgroup will not allow the CIBC Agreement to be amended in any manner adverse to PIMCO Advisors, TAG or PAI without the prior written consent of PIMCO Advisors to such amendment, which consent shall not unreasonably be withheld. Opgroup shall provide PIMCO Advisors with a copy of any proposed amendment or modification to the CIBC Agreement as soon as practicable.

      Section 7.20  Omitted.
                    -------

      Section 7.21  Execution of Certain Documents.
                    ------------------------------

          Immediately prior to the Closing:

          (a) PIMCO Advisors, Value Advisors, Opgroup, Opfin and New Fund Advisors shall execute and deliver a contribution agreement substantially in the form of Annex F (the "Contribution Agreement"), with such changes therein as shall not change the obligations of the parties to effect, immediately following the Closing, the contribution of assets to PIMCO Advisors and Value Advisors as described in Section 1 of the Contribution Agreement or the issuance by PIMCO Advisors of Class A Units to Opfin and New Fund Advisors as described in Section 2 of the Contribution Agreement;

          (b) If the Merger is effected, PA Holdings and Opco LP shall execute and deliver a registration rights agreement substantially in the form of Annex G-1 (the "Registration Rights Agreement"); or if the Alternative Merger is effected, PAI and Opco LP shall execute and deliver the registration rights agreement described in Annex G-2;

          (c) PIMCO Advisors and the other parties thereto shall execute and deliver keepwell agreements (the "Keepwell Agreements") substantially in the form of Annexes H-1, H-2 and H-3;

          (d) PIMCO Advisors shall execute and deliver a purchase agreement substantially in the form of Annex I (the "PIMCO Advisors Purchase Agreement"); and

          (e) Unless the Surviving Corporation shall have offered a cash election to the Opgroup Shareholders pursuant to Section 2.7, covering the total number of shares of New Convertible Preferred Stock to be issued pursuant to
Section 2.2(d)(i) or 2.4(b)(i), as applicable, the Surviving Corporation shall execute and deliver a purchase agreement substantially in the form of Annex J (the "Surviving Corporation Purchase Agreement").

      Section 7.22  Adoption of Plans of Liquidation.
                    --------------------------------

          Each of Holdings, Opco and Advantage Advisers shall, prior to the closing of the CIBC Transaction, adopt and have in effect a plan of liquidation pursuant to Section 332 of the Code. Not less than ten Business Days before the adoption of any such plan, Opgroup shall provide a copy of the proposed plan to PIMCO Advisors, and such plan shall not be adopted if PIMCO Advisors reasonably objects to the form or substance of the plan prior to its adoption.



                                  ARTICLE VIII

                             CONDITIONS TO CLOSING

      Section 8.1   Conditions to TAG's and PAI's Obligations.
                    -----------------------------------------

          The obligations of TAG or PAI, as applicable, and PIMCO Advisors to effect the Closing shall be subject to the following conditions, any of which may be waived in writing by PIMCO Advisors:

          (a) The representations and warranties of Opgroup and the Trusts contained in this Agreement shall be true and correct when made and at and as of the Closing Date, with the same effect as though made on and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct as of such date), except for changes or inaccuracies therein that do not individually or in the aggregate reflect an Opgroup Material Adverse Effect.

          (b) Opgroup and Opfin shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date;

          (c) Opgroup shall have delivered to TAG or PAI, as applicable, a certificate, dated the Closing Date, signed on its behalf by its Chief Executive Officer and Chief Financial Officer confirming the satisfaction of the conditions contained in Sections 8.1(a) and 8.1(b);

          (d) TAG or PAI, as applicable, and PIMCO Advisors shall have received the opinion of counsel to Opgroup and Opfin, dated the Closing Date, substantially in the form of Annex K;

          (e) TAG or PAI, as applicable, and PIMCO Advisors shall have received an opinion of Latham & Watkins, counsel to TAG, PAI and PIMCO Advisors, to the effect that the merger of TAG into PA Holdings qualifies as a reorganization pursuant to Section 368(a) of the Code or that the merger of PAIT into Opgroup qualifies as an exchange pursuant to Section 351 of the Code, as applicable, and which may rely on customary representations from TAG, PAI, PIMCO Advisors, Opgroup and Opfin;

          (f) Each of the approvals set forth in Section 7.2(a) shall have been obtained, all of the conditions described in Section 7.2(b) shall have been satisfied and consents from clients representing at least 92.5% of the Opcap Run Rate Revenues generated by all clients (on an annualized basis as of February 13, 1997) shall have been obtained;

          (g) Since October 31, 1996, no event shall have occurred which shall have had or could reasonably be expected to have, individually or in the aggregate with any other event occurring after such date, an Opgroup Material Adverse Effect; and

          (h) Effective as of the Closing:

               (i) Each of Alan H. Rappaport, Mark C. Biderman and Robert I. Kleinberg shall have resigned from the board of directors of each Advantage Adviser Fund of which he is a member, and one replacement on each such board selected by PIMCO Advisors shall have been elected to the board, such replacement selected by PIMCO Advisors to have the longest available term if the Identified Fund has a staggered board of directors, with Joseph M. La Motta to serve initially as PIMCO Advisors' nominee for the boards of directors on which he already serves as a director;

               (ii) A majority of the Board of Directors of Municipal Advantage Fund Inc., Municipal Partners Fund Inc. and Municipal Partners Fund II Inc. shall have approved, the Board of Directors of each other Identified Fund shall have unanimously approved, and a majority of the outstanding voting securities (as defined in the Investment Company Act) of each Identified Fund shall have approved, an investment advisory agreement to come into effect at the Effective Time with the Affiliate of Opcap that is an investment advisor to such fund, each such agreement to be substantially in the form of the current agreement between the Identified Fund and a current Opcap Affiliate and, in the case of the New Fund Advisors Funds, to have an initial term of two years;

               (iii) The Board of Directors of each SBAM Fund shall have elected that person designated by PIMCO Advisors to hold such titles as are currently held by any persons affiliated with Oppenheimer & Co., Inc. and also shall have appointed one additional designee of PIMCO Advisors to the office of Vice President of each such fund; and the Board of Directors of each other Identified Fund shall have elected those persons designated by PIMCO Advisors to hold such titles as officers of the Identified Fund as may be determined by PIMCO Advisors;

               (iv) The board of directors of The Czech Republic Fund, Inc. shall have unanimously approved an administration agreement with Opcap which is substantially in the form of the current agreement between such fund and Oppenheimer & Co., Inc.; and

               (v) Joseph M. La Motta shall have resigned from the Board of Directors of each Identified Fund as may be requested by PIMCO Advisors in its sole discretion except that such request must be joined by Opco in the case of OCC Cash Reserves, Inc.

      Section 8.2   Conditions to Opgroup's and Opfin's Obligations.
                    -----------------------------------------------

          The obligation of Opgroup and Opfin to effect the Closing shall be subject to the following conditions, any of which may be waived in writing by
Opgroup:

          (a) The representations and warranties of TAG, PAI and PIMCO Advisors contained in this Agreement shall be true and correct when made and at and as of the Closing Date, with the same effect as though made on and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct as of such date), except for changes or inaccuracies therein that do not individually or in the aggregate reflect a PIMCO Advisors Material Adverse Effect;

          (b) TAG, PAI and PIMCO Advisors shall each have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date;

          (c) TAG, PAI and PIMCO Advisors shall each have delivered to Opgroup a separate certificate, dated the Closing Date, signed on its behalf by its Chief Executive Officer and Chief Financial Officer confirming the satisfaction of the conditions contained in Sections 8.2(a) and 8.2(b) insofar as such conditions pertain to it;

          (d) Opgroup shall have received the opinion of counsel to TAG, PAI and PIMCO Advisors, dated the Closing Date, substantially in the form of Annex L;

          (e) Opgroup shall have received an opinion of Weil, Gotshal & Manges LLP, counsel to Opgroup and Opfin, to the effect that to the effect that the merger of TAG into PA Holdings qualifies as a reorganization pursuant to Section 368(a) of the Code or that the merger of PAIT into Opgroup qualifies as an exchange pursuant to Section 351 of the Code, as applicable, and which may rely on customary representations from TAG, PAI, PIMCO Advisors, Opgroup and Opfin;

          (f) Pursuant to the Contribution Agreement, PIMCO Advisors shall, concurrently with the contribution to Value Advisors by Opfin and New Fund Advisors of the Interests and the management contracts for the New Fund Advisors Funds, have issued and delivered to Opfin and New Fund Advisors the number of Class A Units specified therein.

          (g) Since September 30, 1996, no event shall have occurred which had or could reasonably be expected to have, individually or in the aggregate with any other event occurring after such date, a PIMCO Advisors Material Adverse Effect; and

          (h) Effective as of the Closing, no more than 25% of the members of the Board of Directors of any Opgroup Public Investment Company Client (other than those listed on Schedule 1.1(b)) shall be "interested persons" (as defined in the Investment Company Act) of PIMCO Advisors or its Affiliates or Opgroup or its Affiliates for purposes of Section 15(f)(1)(A) of the Investment Company Act (as it may be modified by any exemptive order referred to in Section 7.2(b) of this Agreement);

      Section 8.3   Mutual Conditions.
                    -----------------

          The obligations of each party to this Agreement to effect the Closing shall be subject to the following conditions, any of which may be waived in writing by both Opgroup and TAG:

          (a) The CIBC Transaction shall have closed at least one day before the Closing Date;

          (b) No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect. No proceeding initiated by any Governmental Authority seeking an injunction shall be pending. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits, restricts or makes illegal consummation of the transactions contemplated hereby;

          (c) All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired;

          (d) In respect of the notifications of the parties hereto pursuant to the HSR Act, the applicable waiting period and any extensions thereof shall have expired or terminated;

          (e) Effective as of the Closing, the Board of Directors or trustees, as applicable, and shareholders of each Opgroup Public Investment Company Client shall have approved a new Advisory Agreement with PIMCO Advisors or its Affiliate, or the assignment of its Advisory Agreement, as applicable, pursuant to the provisions of Section 7.2(a);

          (f) The stockholders of TAG shall have given their written consent to the Merger, the transactions contemplated by this Agreement and the Incorporation Restructuring; and

          (g) PIMCO Partners shall have obtained all necessary consents of the lenders to PIMCO Partners to the Merger and the Alternative Merger and the transactions contemplated hereby.

                                   ARTICLE IX

                        ACTIONS SUBSEQUENT TO THE MERGER

      Section 9.1   Formation of New PIMCO Advisors Investment Management
                    -----------------------------------------------------
Subsidiary.
----------

          In connection with the Closing, the Surviving Corporation will, pursuant to the Contribution Agreement, cause Opfin to contribute the Interests and Opfin shall cause New Fund Advisors to contribute the management contracts for the New Fund Advisors Funds, to a newly formed partnership or limited liability company wholly-owned by PIMCO Advisors ("Value Advisors").

      Section 9.2   Incorporation Restructuring.
                    ---------------------------

          Unless the tax status of PIMCO Advisors as a publicly traded partnership is indefinitely extended, PIMCO Advisors and TAG shall, no later than December 31, 1997, effect the Incorporation Restructuring described in Annex E (the "Incorporation Restructuring"), on the terms described in Annex E or on such other terms as will not adversely affect the holders of the PAI Series A Convertible Preferred Stock or the receipt of the PAI Series A Convertible Preferred Stock by the Opgroup Shareholders on a tax-free basis. Until the earlier of (i) the extension of PIMCO Advisors' tax status as a publicly traded partnership and (ii) completion of the Incorporation Restructuring, PIMCO Advisors will submit to Opgroup (i) regular reports concerning the current status of the timing and form of the Incorporation Restructuring and (ii) not later than 45 days after the end of each fiscal quarter of PIMCO Advisors and TAG, the financial statements of PIMCO Advisors and TAG. PIMCO Advisors will promptly notify Opgroup of any events or changes material to the Incorporation Restructuring; provided, however, that no such notification shall relieve PIMCO Advisors and TAG from their respective obligations, if any, to effect the Incorporation Restructuring.

      Section 9.3   Additional Fund Related Covenants.
                    ---------------------------------

          Holdings shall cause Alan H. Rappaport and Mark C. Biderman for a period of one year from the Closing Date, at Advantage Advisers' request and at a reasonable fee rate to be designated by New Fund Advisors, to act as consultants to New Fund Advisors with respect to the New Fund Advisors Funds and/or attend Board meetings of the New Fund Advisors Funds.

     Section 9.4    Omitted.
                    -------

     Section 9.5    Omitted.
                    -------

                                   ARTICLE X

                                INDEMNIFICATION

  Section 10.1  Indemnification by PIMCO Advisors and the Surviving
                ---------------------------------------------------
Corporation
-----------

          (a) Subject to the limitations and conditions set forth in this
Article X, PIMCO Advisors and the Surviving Corporation shall, jointly and severally, indemnify and hold harmless, to the fullest extent permitted by law, the Opgroup Shareholders and each of their respective officers, directors, employees, agents and Affiliates (collectively, the "Opgroup Indemnitees") from and against any and all Losses which they or any of them may suffer or incur, to the extent arising from:

          (i) any breach or default in performance by TAG, PAI or PIMCO Advisors of any covenant or agreement of TAG, PAI or PIMCO Advisors contained in this Agreement; or

          (ii) any breach of any representation or warranty made by TAG, PAI or PIMCO Advisors in this Agreement, or any certificate or instrument delivered by or on behalf of TAG, PAI or PIMCO Advisors pursuant to this Agreement (but excluding any Related Agreement).

      (b) Indemnification under this Section 10.1 shall be available regardless of any investigation made at any time before the Closing Date by or on behalf of Opgroup or after the Closing Date by on behalf of the Indemnity Trust or the Indemnity Trustees or any of their Affiliates or of any information any such party may have in respect thereof; provided, however, that no such indemnification shall be available for a breach of a particular representation or warranty if written notice has been given to Opgroup prior to the Closing Date, specifying in reasonable detail the information or circumstances making such representation or warranty untrue, and such state of affairs, taking into account all matters which have occurred, would give Opgroup or Opfin the right not to effect the Closing, and Opgroup elects to waive the same and effect the Closing.

  Section 10.2  Indemnification by Opgroup, Opfin and the Indemnity Trust.
                ---------------------------------------------------------

          (a) Subject to the limitations and conditions set forth in this
Article X, (i) prior to the Closing, Opgroup and Opfin, jointly and severally and, (ii) after the Closing, the Indemnity Trust, shall indemnify and hold harmless, to the fullest extent permitted by law, TAG, PAI and PIMCO Advisors and, after the Closing Date, the Surviving Corporation and PIMCO Advisors, and each of their officers, directors, limited liability company members and managers, employees, agents and Affiliates (collectively, the "PIMCO Indemnitees") from and against any and all Losses which they or any of them may suffer or incur, to the extent arising from:

          (i) any breach or default in performance of any covenant or agreement of or regarding Opgroup or any Opgroup Subsidiary contained in this Agreement; or

          (ii) any breach of any representation or warranty made by Opgroup in this Agreement, or any certificate or instrument delivered by or on behalf of Opgroup in connection with this Agreement (but excluding any Related Agreement); or

          (iii) any liabilities and obligations (whether known or unknown, direct or indirect and including, without limitation, accrued and contingent liabilities) attributable to the Opgroup Business other than (A) liabilities attributable to the Money Management Business (other than any such liabilities and obligations arising from, in connection with or constituting any breach or default described in clause (i) or clause (ii) above), (B) liabilities attributable to the Brokerage Business, (C) liabilities under the Opgroup Equities Note and (D) other liabilities which are fully funded at the Closing Date, in each case other than liabilities for Taxes; or

          (iv) without duplication, (A) liabilities for Taxes of any member of the Opgroup Subgroup and any of its Unconsolidated Subsidiaries for or with respect to (1) all taxable periods or portions thereof that end on or prior to the Closing Date; and (2) the CIBC Transaction, regardless of the taxable period or periods in which recognized, (B) Opfin's allocable share of liabilities for Taxes of Opcap for or with respect to all taxable periods or portions thereof that end on or prior to the Closing Date, based upon Opfin's direct and indirect partnership interest in Opcap as of each date any such liability for Taxes was incurred; and (iii) any costs and expenses related to the foregoing (including, without limitation, reasonable attorneys' fees and expenses); provided, however, that to the extent that the PIMCO Indemnitees are indemnified for any such liabilities pursuant to Section 4(a) of the Tax Indemnity Agreement, they shall not be indemnified under this clause (iv).

       (b) Indemnification under this Section 10.2 shall be available regardless of any investigation made at any time before or after the Closing Date by or on behalf of TAG, PAI or PIMCO Advisors or of any of their Affiliates or of any information any such party may have in respect thereof; provided, however, that no such indemnification shall be available for a breach of a particular representation or warranty if notice has been given to PIMCO Advisors prior to the Closing Date, specifying in reasonable detail the information or circumstances making such representation or warranty untrue, and such state of affairs, taking into account all matters which have occurred, would give TAG, PAI or PIMCO Advisors the right not to effect the Closing, and PIMCO Advisors elects to waive the same and effect the Closing.

   Section 10.3  Monetary Limitation.
                 -------------------

       (a) Neither the Indemnity Trust on the one hand, nor PIMCO Advisors or the Surviving Corporation, on the other hand, shall have any obligation to indemnify any Opgroup Indemnitee or PIMCO Indemnitee, respectively, pursuant to
Section 10.1(a)(ii) or 10.2(a)(ii), respectively, unless and until the aggregate of all Losses suffered or incurred by all PIMCO Indemnitees or Opgroup Indemnitees, as applicable, by reason of the breaches described in such clauses exceeds $2,000,000, and then only for the excess over $2,000,000; provided, however, that such limitation shall not apply with respect to any obligation to indemnify (i) a PIMCO Indemnitee which arises under both Section 10.2(a)(ii) and one or more of Sections 10.2(a)(i), 10.2(a)(iii) or 10.2(a)(iv), or (ii) an Opgroup Indemnitee which arises under both Sections 10.1(a)(ii) and 10.1(a)(i).. The aggregate amount of Losses that may be recovered by the Opgroup Indemnitees under Section 10.1 or by the PIMCO Indemnitees under Section
10.2 shall not exceed $80 million.

          (b) Whenever any breach, default, or other event which triggers a party's indemnification obligations under Section 10.1(a)(ii) or 10.2(a)(ii) contains a materiality standard, the dollar amount of the Loss which causes such breach, default, or other event to meet or exceed such materiality standard shall be counted from dollar one in determining whether or not the $2,000,000 threshold set forth in Section 10.3(a) has been met. For example, if the materiality standard for a breach were $400,000 and the Losses from a breach were $500,000, the total Losses of $500,000 would be counted against the $2,000,000 threshold.

     Section 10.4  Nature and Survival; Time Limits.
                   --------------------------------

          (a) The representations and warranties of the parties made herein or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing and continue in effect until the end of the 12th month following the month in which the Closing Date occurs unless specifically provided otherwise herein (unless the conditions set forth in 10.1(b) or 10.2(b), as applicable, regarding notice and waiver are satisfied); provided however, the representations and warranties set forth in Sections 4.15, 5.13 and
6.16 shall survive until the end of the applicable statute of limitations; and provided, further, that any such time limit shall not apply to bar any claim based on a party's fraud or intentional misrepresentation.

          (b) The covenants and agreements of the parties set forth in this Agreement shall survive indefinitely until performed; provided, however, that any claim for indemnification brought pursuant to Section 10.2(a)(iii) must be made within 36 months following the month in which the Closing Date occurs.

     Section 10.5  Limitation on Remedies.
                   ----------------------

          (a) The remedies provided in this Article X, subject to the limitations set forth in this Agreement, shall be the exclusive remedies available to a party to this Agreement for any breach or violation of this Agreement (but not any Related Agreement) by another party hereto.

          (b) No Indemnified Party shall seek or be entitled to, or accept payment of any award or judgment for, punitive damages from an Indemnifying Party.

     Section 10.6  General Provisions.
                   ------------------

     In the case of any claim for indemnification brought pursuant to this
Article X:

          (a) The party entitled to indemnification (the "Indemnified Party") shall promptly notify the party obligated to provide indemnification (the "Indemnifying Party") of any claim for which indemnification is sought pursuant to this Article X ("Indemnified Claim"), in writing and in reasonable detail and accompanied by reasonable supporting documentation, and within any applicable time limits specified in this Agreement; provided, however, that the failure of an Indemnified Party to give such notice shall not affect such Indemnified Party's rights to indemnification under this Article X, except and only to the extent that the Indemnifying Party actually incurred an incremental out of pocket expense (in which case recovery shall be reduced by such expense) or was materially prejudiced by such failure.

          (b) The Indemnified Party shall use all reasonable efforts to mitigate any Losses.

          (c) The Indemnifying Party will be entitled to participate in the prosecution or defense of an Indemnified Claim and, at its option, jointly with any other Indemnifying Party which so elects, elect to assume control of such Indemnified Claim, including without limitation the filing and prosecution, or defense, of any action in connection with such Indemnified Claim. Subsequent to such assumption of control, (i) the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with such Indemnified Claim; and (ii) the Indemnifying Party shall control such Indemnified Claim; provided, however, that the Indemnified Party shall have the right to participate in the prosecution or defense of such Indemnified Claim and to be represented, solely at its expense, by counsel selected by it.

          (d) The Indemnified Party will, at the expense of the Indemnifying Party, cooperate with the Indemnifying Party in the investigation, preparation, prosecution or defense of an Indemnified Claim and shall furnish any documents and endeavor to make available any employees under its control.

          (e) The Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, any Indemnified Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed; provided, however, that if the defense of any proceeding in respect of an Indemnified Claim has been assumed by an Indemnifying Party, the Indemnified Party shall consent to any settlement, compromise or discharge of such Indemnified Claim which the Indemnifying Party may recommend, so long as such settlement, compromise or discharge by its terms obligates the Indemnifying Party to pay all of the Losses of such Indemnified Party arising from such Indemnified Claim, releases such Indemnified Party from any and all liabilities and obligations it may have in connection with such Indemnified Claim, and does not otherwise adversely affect such Indemnified Party.

          (f) The Indemnity Trust shall have the option of paying for an Indemnified Claim in cash or shares of New Convertible Preferred Stock (i) valued at its liquidation preference at the time of payment unless the common stock into which the New Convertible Preferred Stock is convertible is publicly traded, or (ii) if such common stock is publicly traded, valued at the

Current Market Price of the shares of common stock into which the New Convertible Preferred Stock is convertible.

          (g) For purposes of this Agreement, "Losses" shall mean any and all losses, damages and liabilities, joint or several, and expenses (including, without limitation, attorney fees and other costs of litigation, arbitration and settlement) suffered or incurred by an Indemnified Party in respect of an Indemnified Claim, (i) reduced by the Present Value Benefit realized or realizable by the Indemnified Party in connection with or as a result of the incurrence of such losses, claims, damages, liabilities and expenses and (ii) reduced by any applicable insurance proceeds actually received by the Indemnified Party. If any such reduction is determined after payment by the Indemnifying Party of any amount otherwise required to be paid pursuant to this
Article X, the Indemnified Party shall repay to the Indemnifying Party, promptly after such determination, any amount that the Indemnifying Party would not have had to pay pursuant to this Article X had such determination been made at the time of such payment. Losses shall include (i) punitive damages awarded to a third party and (ii) consequential damages (but only if the Closing has occurred). For purposes of indemnification under Section 10.2, PIMCO Advisors shall be deemed to suffer the Losses with respect to any of the Interests or management contracts for the New Fund Advisors Funds which are contributed to it by Opfin or New Fund Advisors.

          (h) With respect to any claim for indemnification under Section 10.2(a)(iv), the Indemnifying Parties and Indemnified Parties shall follow the procedures set forth in Sections 2(b), 2(c)(2), 4(c) 7, 8 and 9 of the Tax Indemnity Agreement.



                                   ARTICLE XI

                            TERMINATION AND SURVIVAL

     Section 11.1  Termination.
                   -----------

          (a) This Agreement may be terminated on or prior to the Closing Date as follows:

              (i)   By written consent of Opgroup and PIMCO Advisors;

              (ii) By Opgroup if the consents described in Section 8.3(f) have not been obtained prior to August 30, 1997, or if the consents described in
Section 8.3(g) have not been obtained prior to September 30, 1997;

              (iii) By Opgroup if there shall have been a material breach by PIMCO Advisors, TAG or PAI, or by PIMCO Advisors if there shall have been a material breach by Opgroup, of any of their respective representations and warranties set forth in this Agreement, which breach shall not have been cured within 20 Business Days following receipt by the breaching party of written notice of such breach from Opgroup or PIMCO Advisors, as the case may be, which breach would entitle the party receiving such representation or warranty not to effect the Closing under Section 8.1(a) (in the case of a breach of representation or warranty by Opgroup) or Section 8.2(a) (in the case of a breach of representation or warranty by TAG, PAI or PIMCO Advisors);

          (iv) By Opgroup if there shall have been a material breach by TAG, PAI or PIMCO Advisors, or by PIMCO Advisors if there shall have been a material breach by Opgroup or Opfin, of any of their respective covenants or agreements set forth in this Agreement, which breach shall not have been cured within 20 Business Days following receipt by the breaching party of written notice of such breach from Opgroup or PIMCO Advisors, as the case may be;

          (v) By PIMCO Advisors if an event shall have occurred which shall have had or could reasonably be expected to have, individually or in the aggregate with any other event occurring after such date, an Opgroup Material Adverse Effect;

          (vi) By Opgroup if an event shall have occurred which shall have had or could reasonably be expected to have, individually or in the aggregate with any other event occurring after such date, a PIMCO Advisors Material Adverse Effect;

          (vii) By any party to this Agreement if the CIBC Agreement is terminated.

Notwithstanding Section 11.1(a)(ii)-(vi), a party who is, or whose Affiliate is, in material breach of any of its obligations or representations and warranties hereunder shall not have the right to terminate this Agreement pursuant to Section 11.1(a)(ii)-(vi).

      (b) The termination of this Agreement shall be effectuated by the delivery by the party terminating this Agreement to each other party of a written notice of such termination. If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in
Section 11.2.

   Section 11.2  Survival After Termination.
                 --------------------------

      If this Agreement is terminated in accordance with Section 11.1 and the transactions contemplated hereby are not consummated, this Agreement shall become void and of no further force and effect, except for the provisions of
Section 7.12 and Article X and the provisions of the Confidentiality Agreements referred to in Section 7.9. Except as set forth in Section 11.3, none of the parties hereto shall have any liability in the event of a termination of this Agreement, except to the extent that such termination results from the violation by such party of any of its obligations under this Agreement or any agreement made as of February 13, 1997 or subsequent thereto pursuant to this Agreement.

    Section 11.3  Termination Fee.
                  ---------------

          If this Agreement is terminated by PIMCO Advisors pursuant to Section 11.1(a)(iii) or 11.1(a) (iv) or by any party pursuant to Section 11.1(a)(vii), then Opgroup shall pay to PIMCO Advisors cash in the amount of $4 million promptly following such termination.



                                  ARTICLE XII

                                 MISCELLANEOUS

    Section 12.1  Limitation on Liability.
                  -----------------------

          (a) Anything contained herein to the contrary notwithstanding, no recourse under or upon any obligation, covenant or agreement of Opgroup or its Affiliates or the Trusts in this Agreement or any Related Agreement shall be had against any general partner, officer, director, shareholder, trustee or controlling person, whether past, present or future, of Opgroup or its Affiliates or the Trusts or of any successor corporation, partnership or trust, either directly or through any successor corporation, partnership or trust, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived as a condition of, and as a consideration for, the execution and performance of this Agreement, and that this limitation on recourse is made expressly for the benefit of any general partner of Opco LP, any officer or director of Opgroup and their respective Affiliates and any trustee of the Trusts, and may be enforced by any of them; provided, however, that this limitation on recourse shall not limit recourse against or otherwise modify any obligation, covenant or agreement of any party to this Agreement or any Related Agreement.

          (b) Anything contained herein to the contrary notwithstanding, no recourse under or upon any obligation, covenant or agreement of TAG, PAI or PIMCO Advisors or their respective Affiliates in this Agreement or any Related Agreement shall be had against any general partner, officer, director, board member, shareholder, controlling person, whether past, present or future, of TAG, PAI or PIMCO Advisors or their respective Affiliates or of any successor corporation or partnership, either directly or through any successor corporation or partnership, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived as a condition of, and as a consideration for, the execution and performance of this Agreement, and that this limitation on recourse is made expressly for the benefit of any general partner of PIMCO Advisors and any officer or director of TAG or PAI and their respective Affiliates and may be enforced by any of them; provided, however, that this limitation on recourse shall not limit recourse against or otherwise modify any obligation, covenant or agreement of any party to this Agreement or any Related Agreement.

    Section 12.2  No Right of Set Off.
                  -------------------

          (a) Each of TAG, PAI and PIMCO Advisors agrees for itself, and its successors and assigns, that it shall have no right to set off any amounts that may be owed to it by Opgroup or Opfin (prior to the Closing) or any Trust or Trustee (on or after the Closing) under this Agreement or any Related Agreement against any amounts payable by it to Opgroup, Opfin, any Trust or any Trustee (including but not limited to payments with respect to the New Convertible Preferred Stock).

          (b) Opgroup agrees for itself, and its Subsidiaries, successors and assigns, and shall cause the Trustees, on behalf of the Trusts to agree, that they (prior to the Closing) and the Trusts (on or after the Closing) shall have no right to set off any amounts that may be owed by TAG, PAI, PIMCO Advisors or the Surviving Corporation under this Agreement or any Related Agreement against any amounts payable to TAG, PAI, PIMCO Advisors or the Surviving Corporation.

    Section 12.3  Amendments; Waiver.
                  ------------------

          This Agreement may not be amended, modified or waived except by written instrument executed by the parties hereto.

    Section 12.4  Entire Agreement.
                  ----------------

          This Agreement (including Annexes, Schedules, certificates and lists referred to herein, and any documents executed by the parties simultaneously herewith or pursuant hereto) constitutes the entire agreement of the parties hereto, except as provided herein, and supersedes all prior agreements and understandings, written and oral, among the parties with respect to the subject matter hereof.

    Section 12.5  Interpretation.
                  --------------

          When a reference is made in this Agreement to Sections, Annexes or Schedules, such reference shall be to a Section of or Annex or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

    Section 12.6  Severability.
                  ------------

          Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this

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

Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

    Section 12.7  Notices.
                  -------

          All notices and other communications hereunder shall be in writing and shall be deemed given (i) when delivered in person, (ii) when transmitted by telecopy (with written confirmation), (iii) on the third Business Day following the mailing thereof by certified or registered mail (return receipt requested) or (iv) when delivered by an express courier (with written confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         If to Opgroup or Opfin (before the Closing):
         Oppenheimer Financial Corp.
         Oppenheimer Tower
         World Financial Center
         200 Liberty Street
         New York, New York  10281
         Attention: Roger W. Einiger and Robert I. Kleinberg, Esq.
         Telephone: (212) 667-7300
         Telecopy:  (212) 667-2369

         If to the Indemnity Trust (after the Closing):

         The Indemnity Trust
         Oppenheimer Tower
         World Financial Center
         200 Liberty Street
         New York, New York  10281
         Attention: Roger W. Einiger and Robert I. Kleinberg, Esq.
         Telephone: (212) 667-7300
         Telecopy:  (212) 667-2369

         With a copy to:
         Oppenheimer & Co., L.P.
         Oppenheimer Tower
         World Financial Center
         200 Liberty Street
         New York, New York  10281
         Attention: Roger W. Einiger and Robert I. Kleinberg, Esq.
         Telephone: (212) 667-7300
         Telecopy:  (212) 945-2369

         And, in each case, with a copy to:
         Weil, Gotshal & Manges LLP
         767 Fifth Avenue
         New York, New York 10153
         Attention: Robert Todd Lang, Esq.
         Telephone: (212) 310-8000
         Telecopy:  (212) 310-8007

         If to TAG, PAI or the Surviving Corporation:

         c/o PIMCO Advisors L.P.
         800 Newport Center Drive, Suite 100
         Newport Beach, California 92660
         Attention: General Counsel
         Telephone: (714) 717-7022
         Telecopy:  (714) 717-7076

         If to PIMCO Advisors:

         PIMCO Advisors L.P.
         800 Newport Center Drive, Suite 100
         Newport Beach, California 92660
         Attention: General Counsel
         Telephone: (714) 717-7022
         Telecopy:  (714) 717-7076

         And in each case, with a copy to:

         Latham & Watkins
         650 Town Center Drive
         Costa Mesa, California 92626
         Attention: David C. Flattum
         Telephone: (714) 540-1235
         Telecopy:  (714) 755-8290

      Section 12.8  Binding Effect; No Third Party Beneficiaries; No Assignment.
                    -----------------------------------------------------------

         This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any part hereof. This Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto.

      Section 12.9  Counterparts.
                    ------------

          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart.

      Section 12.10 Governing Law.
                    -------------

     THIS AGREEMENT, THE LEGAL RELATIONS BETWEEN THE PARTIES AND THE ADJUDICATION AND THE ENFORCEMENT THEREOF, SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO APPLICABLE CHOICE OF LAW PROVISIONS THEREOF.

      Section 12.11 Waiver of Jury Trial and Punitive Damages.
                    -----------------------------------------

     AFTER THE CLOSING DATE, THE PARTIES TO THIS AGREEMENT AGREE TO WAIVE ANY RIGHT TO A JURY TRIAL AS TO ALL DISPUTES.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed as of the date first above written.

OPPENHEIMER GROUP, INC.              PIMCO ADVISORS L.P.


By: /s/ Roger W. Einiger            By: /s/ Kenneth M. Poovey
   -----------------------------       -----------------------------------
Name:   Roger W. Einiger            Name:   Kenneth M. Poovey
     ---------------------------         ---------------------------------
Title:  Executive Vice President    Title:  Executive Vice President
      --------------------------          --------------------------------


OPPENHEIMER FINANCIAL CORP.         THOMSON ADVISORY GROUP INC.


By: /s/ Roger W. Einiger            By: /s/ Kenneth M. Poovey
   -----------------------------       -----------------------------------
Name:   Roger W. Einiger            Name:   Kenneth M. Poovey
     ---------------------------         ---------------------------------
Title:  Executive Vice President    Title:  Executive Vice President
      --------------------------          --------------------------------

THE INDEMNITY TRUST                     PIMCO ADVISORS INC.


By: /s/ Nathan Gantcher             By: /s/ Kenneth M. Poovey
   --------------------------          ------------------------------------
        Nathan Gantcher
                                    Name:   Kenneth M. Poovey
By: /s/ Stephen Robert                   ----------------------------------
   --------------------------
        Stephen Robert              Title:  President
        Its Managing Trustees             ---------------------------------


THE SELLER TRUST                       PAI TRANSITORY CORP.


By: /s/ Nathan Gantcher             By: /s/ Kenneth M. Poovey
   ---------------------------         ------------------------------------
        Nathan Gantcher
                                    Name:   Kenneth M. Poovey
By: /s/ Stephen Robert                   ----------------------------------
   ---------------------------
        Stephen Robert              Title:  President
        Its Managing Trustees             ---------------------------------

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